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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Trovagene, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Trovagene, Inc.
11055 Flintkote Avenue, Suite B
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 17, 2016

Dear Stockholder:

        We are pleased to invite you to attend the annual meeting of stockholders (the "Annual Meeting") of Trovagene, Inc. ("Trovagene" or the "Company"), which will be held on Tuesday, May 17, 2016 at 9:00 a.m. Pacific Daylight Time at our offices, located at 11120 Roselle Street, San Diego, California 92121, for the following purposes:

          1.     To elect six (6) members to our Board of Directors;

          2.     To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016;

          3.     To approve, on an advisory basis, the compensation of the Company's named executive officers;

          4.     To consider and act upon a proposal to approve an amendment to the Company's 2014 Equity Incentive Plan (the "2014 Plan") to increase the number of shares issuable thereunder to 7,500,000 shares from 5,000,000 shares; and

          5.     To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        Trovagene's Board of Directors has fixed the close of business on March 21, 2016 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

If You Plan to Attend

        Please note that space limitations make it necessary to limit attendance of the Annual Meeting to our stockholders. Registration and seating will begin at 8:00 a.m. Shares of common stock can be voted at the Annual Meeting only if the holder thereof is present in person or by valid proxy.

        For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver's license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. If you do not plan on attending the Annual Meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Even if you do plan to attend the Annual Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Annual Meeting. Your vote is very important.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on Tuesday, May 17, 2016 at 9:00 a.m. at 11120 Roselle Street, San Diego, California 92121.

The proxy statement and annual report to stockholders are available at
http://www.pstvote.com/trovagene2016.

By the Order of the Board of Directors
/s/ THOMAS H. ADAMS Thomas H. Adams, Ph.D. Chief Executive Officer and Chairman of the Board of Directors
Dated: March 30, 2016

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save Trovagene the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

TROVAGENE, INC.
11055 FLINTKOTE AVENUE, SUITE B
SAN DIEGO, CALIFORNIA 92121

PROXY STATEMENT FOR THE
2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 17, 2016

        The Board of Directors (the "Board") of Trovagene, Inc. ("Trovagene" or the "Company") is soliciting your proxy to vote at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at our offices, located at 11120 Roselle Street, San Diego, California 92121, on Tuesday, May 17, 2016, at 9:00 a.m. Pacific Daylight Time, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.

        In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares of our common stock are held in the name of a broker, bank or other agent (i.e., in "street name"). Accordingly, a Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed on or about March 30, 2016 to our beneficial owners and stockholders of record who owned our common stock at the close of business on March 21, 2016. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I Receive a Notice of Internet Availability of Proxy Materials in the Mail instead of a Full Set of Proxy Materials?

        We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our stockholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet free of charge or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder's election to receive proxy materials by mail or electronically will remain in effect until the stockholder changes the stockholder's election.

What Does it Mean if I Receive More than One Notice?

        If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

        The Annual Meeting will be held on Tuesday, May 17, 2016, at 9:00 a.m. Pacific Daylight Time at our offices, located at 11120 Roselle Street, San Diego, California 92121. Directions to the Annual Meeting may be found at the back of this Proxy Statement. Information on how to vote in person at the Annual Meeting is discussed below.

Who is Entitled to Vote?

        The Board has fixed the close of business on March 21, 2016 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 29,782,810 shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

        If your shares are registered in your name with our transfer agent, Philadelphia Stock Transfer, Inc., you are the "record holder" of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

        If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the "beneficial owner" of those shares held in "street name." If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

What is the Difference Between the Trovagene Securities that are Traded Under the NASDAQ Trading Symbols "TROV," "TROVU" and "TROVW" and How is Each Voted?

        Our common stock is listed and trades on the NASDAQ Capital Market under the symbol "TROV." The units of securities we sold in our public offering that was closed on June 4, 2012 are listed and trade on the NASDAQ Capital Market under the symbol "TROVU." Each unit consists of two shares of our common stock and one warrant to purchase one share of common stock. A holder of units has one vote for each of the two shares in the unit. The warrants we sold in the public offering are listed and trade on the NASDAQ Capital Market under the symbol "TROVW." The holders of warrants do not have voting rights.

Who May Attend the Annual Meeting?

        Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What am I Voting on?

        There are four matters scheduled for a vote:

          1.     To elect six (6) members to our Board of Directors;

          2.     To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016;

          3.     To approve, on an advisory basis, the compensation of the Company's named executive officers; and

          4.     To consider and act upon a proposal to approve an amendment to the Company's 2014 Equity Incentive Plan (the "2014 Plan") to increase the number of shares issuable thereunder to 7,500,000 shares from 5,000,000 shares.

What if another matter is properly brought before the Annual Meeting?

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How Do I Vote?

Stockholders of Record

        For your convenience, record holders of our common stock have three methods of voting:

          1.     Vote by Internet.    The website address for Internet voting is on your vote instruction form.

          2.     Vote by mail.    Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

          3.     Vote in person.    Attend and vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name

        For your convenience, beneficial owners of our common stock have three methods of voting:

          1.     Vote by Internet.    The website address for Internet voting is on your vote instruction form.

          2.     Vote by mail.    Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

          3.     Vote in person.    Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

        If you vote by Internet, please DO NOT mail your proxy card.

        All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. If you are a street name stockholder and wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

        We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

        Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

        To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, 14,891,406 shares must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our stockholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

        We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

          1.     "For" the election of each of the six (6) members to our Board of Directors;

          2.     "For" the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016;

          3.     "For" the amendment to the Company's 2014 Equity Incentive Plan (the "2014 Plan") to increase the number of shares issuable thereunder to 7,500,000 shares from 5,000,000 shares; and

          4.     "For" the approval, on an advisory basis, of our named executive officer compensation.

        This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

        If your shares are held in street name, see "What is a Broker Non-Vote?" below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

        Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, "For," "Withhold" and broker non-votes; and, with respect to the other proposals, votes "For" and "Against," abstentions and broker non-votes. Broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on such proposals.

What is a Broker Non-Vote?

        If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on "routine" proposals (discussed in the next question), your broker will vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any "non-routine" proposals. This vote is called a "broker non-vote." Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on these proposals.

        Brokers cannot use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

Which Proposals are Considered "Routine" or "Non-Routine"?

        Proposal 2, the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016, is considered a "routine" proposal. All of the other proposals to be voted upon at the Annual Meeting are considered "non-routine", and if you do not provide voting instructions, your shares will be treated as broker non-votes and, therefore, will have no effect on such proposals.

What is an Abstention?

        An abstention is a stockholder's affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. Our By-Laws provide that an action of our stockholders (other than the election of directors) is approved if a majority of the number of shares of stock entitled to vote present thereat vote in favor of such action. Therefore, abstentions will have the same effect as a vote "against" Proposal 2, the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016, "against" Proposal 3, the approval of an amendment to our 2014 Equity Incentive Plan to increase the number of shares issuable thereunder to 7,500,000 shares from 5,000,000 shares, and "against" Proposal 4, the approval, on an advisory basis, of the compensation of our named executive officers.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required	Broker Discretionary Vote Allowed
Election of each of the six (6) members to our Board of Directors	Plurality of the votes cast (the six directors receiving the most "For" votes)	No
Ratification of the Appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2016	A majority of the votes entitled to vote thereon and present at the Annual Meeting	Yes
Approval of an amendment to the Company's 2014 Equity Incentive Plan to increase the number of shares issuable thereunder to 7,500,000 shares from 5,000,000 shares	A majority of the votes entitled to vote thereon and present at the Annual Meeting	No
Approval, on an advisory basis, of the compensation of the Company's named executive officers	A majority of the votes entitled to vote thereon and present at the Annual Meeting	No

What Are the Voting Procedures?

        In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

        You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Secretary of Trovagene, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Trovagene, Inc., 11055 Flintkote Avenue, Suite B, San Diego, California 92121, Attention: Secretary, or by facsimile at 858-952-7571. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

        All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

Do I Have Dissenters' Rights of Appraisal?

        Trovagene stockholders do not have appraisal rights under Delaware law or under Trovagene's governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are Stockholder Proposals Due for the 2017 Annual Meeting?

        Any appropriate proposal submitted by a stockholder and intended to be presented at the 2017 Annual Meeting of Stockholders (the "2017 Annual Meeting") must be submitted in writing to the Company's Secretary at 11055 Flintkote Avenue, Suite B, San Diego, California 92121, and received no later than November 30, 2016, to be includable in the Company's proxy statement and related proxy for the 2017 Annual Meeting. However, if the date of the 2017 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, May 17, 2017, to be considered for inclusion in proxy materials for our 2017 Annual Meeting, a stockholder proposal must be submitted in writing to the Company's Secretary at 11055 Flintkote Avenue, Suite B, San Diego, California 92121, a reasonable time before we begin to print and send our proxy materials for the 2017 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

        If you wish to submit a proposal that is not to be included in the proxy materials for the 2017 Annual Meeting, your proposal must be submitted in writing to the Company's Secretary at 11055 Flintkote Avenue, Suite B, San Diego, California 92121 by February 13, 2017. However, if the date of the 2017 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, May 17, 2017, to be brought before our 2017 Annual Meeting, a stockholder proposal must be submitted in writing to the Company's Secretary at 11055 Flintkote Avenue, Suite B, San Diego, California 92121, a reasonable time before we begin to print and send our proxy materials for the 2017 Annual Meeting.

Do the Company's Officers and Directors have an Interest in Any of the Matters to Be Acted Upon at the Annual Meeting?

        Members of the Board have an interest in Proposal 1, the election to the Board of the six director nominees set forth herein, as each of the nominees is currently a member of the Board. Members of the Board and executive officers of Trovagene do not have any interest in Proposal 2, the ratification of the appointment of our independent registered public accounting firm. The executive officers of Trovagene have an interest in Proposal 3, to the extent that the Board will consider the results of the non-binding advisory vote with respect to making determinations about named executive officers' compensation. Additionally, members of the Board and executive officers of Trovagene are eligible to receive awards under the terms of the 2014 Equity Incentive Plan, and they therefore have a substantial interest in Proposal 4.

 PROPOSAL 1

ELECTION OF DIRECTORS

        At the Annual Meeting, the stockholders will elect six directors to hold office until the 2017 annual meeting of stockholders. Directors are elected by a plurality of votes cast by stockholders. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the By-Laws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected. Antonius Schuh was terminated as CEO of the Company on March 28, 2016 for cause and has not been re-nominated for election to the Board.

        Assuming a quorum is present, the six nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted "FOR" the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Director Nominees

        Listed below are the current directors who are nominated to hold office until their successors are elected and qualified, and their ages as of March 28, 2016.

Name	Age
Thomas H. Adams, Ph.D.	73
John Brancaccio	68
Gary S. Jacob, Ph.D.	69
Dr. Paul Billings	63
Dr. Stanley Tennant	64
Dr. Rodney S. Markin	59

        Thomas H. Adams.    Thomas H. Adams, Ph.D., has been our Chairman of the Board since April 2009. Dr. Adams has served as the Chairman of Clearbridge BioPhotonics, Inc., an imaging solutions company, since April 2013. From June 2005 through 2011, Dr. Adams served as a director of IRIS International, Inc., a diagnostics company, and has served as Chief Technology Officer of IRIS since April 2006. Dr. Adams was the Head of Iris Molecular Diagnostics from 2006 until November 2012 and has served as the President of Iris Personalized Medicine since 2011. In November 2012, IRIS was acquired by Danaher Corporation. Dr. Adams served as Chairman and Chief Executive Officer of Leucadia Technologies, a privately held medical-device company, from 1998 to April 2006, when Leucadia was acquired by IRIS. In 1989, Dr. Adams founded Genta, Inc., a publicly held biotechnology company in the field of antisense technology, and served as its Chief Executive Officer until 1997. Dr. Adams founded Gen-Probe, Inc. in 1984 and served as its Chief Executive Officer and Chairman until its acquisition by Chugai Biopharmaceuticals, Inc. in 1989. Dr. Adams has served as a director of Synergy Pharmaceuticals Inc., a biotechnology company, since July 2009and has served as a director of Gensignia Life Sciences, Inc., a molecular diagnostics company, since October 2014. Dr. Adams holds a Ph.D. in Biochemistry from the University of California, at Riverside. The Board believes that Dr. Adams' executive leadership, particularly in the diagnostic field, and the extensive healthcare expertise he has developed qualifies Dr. Adams to serve as a director of our company.

        John Brancaccio.    John Brancaccio, a retired CPA, has served as a director of our company since December 2005. Since April 2004, Mr. Brancaccio has been the Chief Financial Officer of Accelerated Technologies, Inc., an incubator for medical device companies. Mr. Brancaccio served as a director of Callisto Pharmaceuticals, Inc. from April 2004 until its merger with Synergy Pharmaceuticals, Inc. in January 2013 and has been a director of Tamir Biotechnology, Inc. (formerly Alfacell Corporation) since April 2004, as well as a director of Synergy Pharmaceuticals Inc. since July 2008 and ContraVir Pharmaceuticals, Inc. since December 2013. The Board believes that Mr. Brancaccio's chief financial officer experience provides him with valuable financial and accounting expertise that qualifies him to serve as a director of our company.

        Gary S. Jacob.    Gary S. Jacob, Ph.D., has served as a director of our company since February 2009. Since July 2008, Dr. Jacob has been President, Chief Executive Officer and a Director of Synergy Pharmaceuticals Inc., and he has served as its Chairman since September 2013. Dr. Jacob has been Chairman of ContraVir Pharmaceuticals, Inc. since May 2013. Dr. Jacob also served as a director of Callisto Pharmaceuticals, Inc. from October 2004 until its merger with Synergy Pharmaceuticals, Inc. in January 2013. Prior to 1999, Dr. Jacob served as a Monsanto Science Fellow, specializing in the field of glycobiology, and from 1997 to 1998, he was Director of Functional Genomics, Corporate Science & Technology, at Monsanto Company. Dr. Jacob earned a B.S. in Chemistry from the University of Missouri, and holds a Ph.D. in Biochemistry from the University of Wisconsin-Madison. The Board believes that Dr. Jacob's broad management expertise in the pharmaceutical and biotechnology industries provides relevant experience in a number of strategic and operational areas and qualifies him to serve as a director of our company.

        Dr. Paul Billings.    Paul Billings, M.D., Ph.D., was appointed to the Board in October 2013 and has been a member of our Scientific Advisory Board since November 2012. Dr. Billings is a board certified internist and clinical geneticist, and has served as Executive-in-Residence at the California Innovation Center of Johnson and Johnson, Inc. from 2014 to 2015. He has also served as the Medical Director of the IMPACT program at Thermo Fisher Scientific, Inc. (TFS) from 2013 to 2015. He recently finished serving as the first and only Chief Medical Officer at Life Technologies Corporation (from 2011 to 2014) and the Genetic Sciences Division of TFS. Dr. Billings has extensive healthcare experience in many aspects of genomics and molecular medicine. He has also served on the Scientific Advisory Board of the U.S. Food and Drug Administration from 2011 to 2014, the Genomic Medicine Advisory Committee at the Department of Veterans Affairs from 2010 to 2014, and the National Academy of Sciences Institute of Medicine's Roundtable on Genomics from 2011 to 2015. In addition to Trovagene, Dr. Billings has served as a director of Rennova Health, Inc. (formerly CollabRx, Inc.) since November 2015 and served as a director of Ancestry.com Inc. from February 2012 to May 2013. He serves as an advisor or director for many companies, including Omicia, Inc., BioScale Inc., Applied Immunology, Inc., Aueon, Inc. and PAX Neuroscience Inc. Dr. Billings holds an M.D. from Harvard Medical School and a Ph.D. in immunology, also from Harvard University. The Board believes that Dr. Billings' medical and managerial experience in the diagnostic field qualifies him to serve as a director of our company.

        Dr. Stanley Tennant.    Stanley Tennant, M.D., has served as a director of our company since December 2010. From July 1983 to June 2012, Dr. Tennant was a cardiologist in Greensboro, North Carolina. Since January 1992, Dr. Tennant has served as the president of Five Star Management, a real estate company. Dr. Tennant has served as a director of Oak Ridge Financial Services, Inc. since July 2011. He graduated from Wake Forest University School of Medicine in 1978 and completed postgraduate training in Internal Medicine and Cardiology at Vanderbilt University in 1983. The Board believes that Dr. Tennant's practical experience in the healthcare field qualifies him to serve as a director of our company.

        Dr. Rodney S. Markin.    Rodney S. Markin, M.D., Ph.D., has been a director of our company since February 2014. Dr. Markin has served as Chief Technology Officer and Associate Vice Chancellor for Business Development at the University of Nebraska Medical Center since 2011; as a Professor of Pathology and Microbiology since 1985; as David T. Purtilo Distinguished Professor Pathology and Microbiology since 2005; as Courtesy Professor of Surgery since 1990 and as Courtesy Professor of Psychiatry since 2013. Dr. Markin is also a director on the Board of Children's Hospital and Medical Center Foundation, on the Board of Trustees for Keck Graduate Institute, on the Board of the Make-A-Wish Foundation and on the Board of PerceptiMed since July 2015. Dr. Markin served on the Board of Directors of Transgenomic, Inc. from March 2007 to December 2014. The Board believes that Dr. Markin's valuable executive experience in the healthcare business qualifies him to serve as a director of our company.

Information Regarding the Board of Directors and Corporate Governance

Family Relationships and Other Arrangements

        There are no family relationships among our directors and executive officers. There are no arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Board Responsibilities and Structure

        The Board oversees, counsels and directs management in the long-term interest of Trovagene and its stockholders. The Board's responsibilities include establishing broad corporate policies and reviewing the overall performance of Trovagene. The Board is not, however, involved in the operating details on a day-to-day basis.

Board Committees and Charters

        The following table identifies the independent and non-independent Board and Committee members during fiscal year 2015 in accordance with NASDAQ Listing Rule 5605(a)(2):

Name(1)	Independent	Audit		Compensation		Corporate Governance/ Nominating
Antonius Schuh, Ph.D.(1)
Thomas H. Adams, Ph.D.
John Brancaccio	☒	☒	*			☒
Gary S. Jacob, Ph.D.(2)	☒					☒
Dr. Paul Billings	☒			☒	*(3)	☒
Dr. Stanley Tennant	☒	☒		☒	(4)
Dr. Rodney S. Markin(5)	☒	☒		☒		☒	*
Carl Feldbaum(6)	☒					☒

*
Committee Chairman

(1)
Dr. Schuh has not been re-nominated for election to the Board.

(2)
Dr. Jacob served on the Compensation Committee until December 9, 2015. He joined the Corporate Governance/Nominating Committee on December 9, 2015.

(3)
Dr. Billings became Chairman of the Compensation Committee on December 9, 2015.

(4)
Dr. Tennant served as the Chairman of the Compensation Committee until December 9, 2015.

(5)
Dr. Markin joined the Corporate Governance/Nominating Committee as its Chairman on December 8, 2015.

(6)
Mr. Feldbaum served on the Corporate Governance/Nominating Committee and as its Chairman until his resignation from the Board on November 13, 2015.

Meetings of the Board of Directors and Committees

        During the fiscal year ended December 31, 2015, the Board held a total of five meetings and acted by unanimous written consent three times, the Audit Committee held a total of six meetings and did not take any action by unanimous written consent, the Compensation Committee held a total of seven meetings and acted by unanimous written consent two times and the Corporate Governance/Nominating Committee held a total of four meetings and acted by unanimous written consent one time. None of our incumbent directors attended fewer than 75% of the total number of meetings held by the Board and the committees on which, and for the period during which, the director served during fiscal year 2015.

Policy Regarding Attendance at Annual Meetings of Stockholders

        Trovagene does not have a policy with regard to Board members' attendance at annual meetings. All of the directors serving on the Board as of such time attended our 2015 annual meeting of stockholders.

Board Leadership Structure and Role in Risk Oversight

        Except as noted below, since April 2009, we have separated the roles of Chairman of the Board ("Chairman") and Chief Executive Officer ("CEO"). Although the separation of roles has been appropriate for us during this time period, in the view of the Board, the advisability of the separation of these roles depends upon the specific circumstances and dynamics of our leadership.

        As Chairman, Dr. Adams serves as the primary liaison between the CEO and the independent directors and provides strategic input and counseling to the CEO. With input from other members of the Board, committee chairs and management, he presides over meetings of the Board. Dr. Adams has developed an extensive knowledge of our company, its challenges and opportunities and has a productive working relationship with our senior management team.

        The Board, as a unified body and through committee participation, organizes the execution of its monitoring and oversight roles and does not expect the Chairman to organize those functions. Our primary rationale for separating the positions of Chairman and CEO is the recognition of the time commitments and activities required to function effectively as the Chairman and as the CEO of a company with a relatively flat management structure. The separation of roles has also permitted the Board to recruit senior executives into the CEO position with skills and experience that meet the Board's planning for the position, some of which such individuals may not have extensive public company board experience.

        On March 28, 2016, Antonius Schuh was terminated as CEO of the Company and Dr. Adams was appointed interim CEO of the Company. The Board believes that Dr. Adams will serve as CEO and Chairman on a temporary basis until a full-time CEO has been hired.

        The Board has three standing committees—Audit, Compensation and Corporate Governance/Nominating. The membership of each of the committees of the Board is comprised of independent directors, with each of the committees having a separate chairman, each of whom is an independent director. Our non-management members of the Board meet in executive session at each regular Board meeting.

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has responsibility for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

        The Board believes that establishing the right "tone at the top" and that full and open communication between executive management and the Board are essential for effective risk management and oversight. Our CEO communicates frequently with members of the Board to discuss strategy and challenges facing our company. Senior management usually attends our regular quarterly Board meetings and is available to address any questions or concerns raised by the Board on risk management-related and any other matters. Each quarter, the Board receives presentations from senior management on matters involving our key areas of operations.

Director Independence

        The Board has determined that a majority of the Board consists of members who are currently "independent" as that term is defined under NASDAQ Listing Rule 5605(a)(2). The Board considers Drs. Jacob, Billings, Tennant and Markin and Mr. Brancaccio to be "independent".

Audit Committee

        We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Audit Committee's responsibilities include, among other things: (i) selecting and retaining an independent registered public accounting firm to act as our independent auditors, setting the compensation for our independent auditors, overseeing the work done by our independent auditors and terminating our independent auditors, if necessary, (ii) periodically evaluating the qualifications, performance and independence of our independent auditors, (iii) pre-approving all auditing and permitted non-audit services to be provided by our independent auditors, (iv) reviewing with management and our independent auditors our annual audited financial statements and our quarterly reports prior to filing such reports with the Securities and Exchange Commission, or the SEC, including the results of our independent auditors' review of our quarterly financial statements, and (v) reviewing with management and our independent auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements. The Audit Committee also prepares the Audit Committee report that is required to be included in our annual proxy statement pursuant to the rules of the SEC.

        The Audit Committee currently consists of John P. Brancaccio, chairman of the Audit Committee, Dr. Rodney Markin and Dr. Stanley Tennant. Under the applicable rules and regulations of NASDAQ, each member of a company's audit committee must be considered independent in accordance with NASDAQ Listing Rule 5605(c)(2)(A)(i) and (ii) and Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that each of Mr. Brancaccio, Dr. Markin and Dr. Tennant is "independent" as that term is defined under applicable NASDAQ and SEC rules. Mr. Brancaccio is our audit committee financial expert. The Board has adopted a written charter setting forth the authority and responsibilities of the Audit Committee, which is available on our website at http://trovagene.investorroom.com/ under "Corporate Governance".

Compensation Committee

        The purpose of the Compensation Committee is to discharge the Board's responsibilities relating to compensation of our directors and executive officers. The Compensation Committee has responsibility for, among other things, (i) recommending to the Board for approval the overall compensation philosophy for our company and periodically reviewing the overall compensation philosophy for all employees to ensure it is appropriate and does not incentivize unnecessary and excessive risk taking, (ii) reviewing annually and making recommendations to the Board for approval, as necessary or appropriate, with respect to our compensation plans, (iii) based on an annual review, determining and approving, or at the discretion of the Compensation Committee, recommending to the Board for determination and approval, the compensation and other terms of employment of each of our officers, (iv) reviewing and making recommendations to the Board with respect to the compensation of directors, (v) overseeing our regulatory compliance with respect to compensation matters, (vi) reviewing and discussing with management, prior to the filing of our annual proxy statement or annual report on Form 10-K, our disclosure relating to executive compensation, including our Compensation Discussion and Analysis and executive and director compensation tables as required by SEC rules, and (vii) preparing an annual report regarding executive compensation for inclusion in our annual proxy statement or our annual report on Form 10-K. The Compensation Committee has the power to form one or more subcommittees, each of which may take such actions as may be delegated by the Compensation Committee.

        The charter of the Compensation Committee grants the Compensation Committee authority to select, retain, compensate, oversee and terminate any compensation consultant to be used to assist in the evaluation of director, chief executive officer, officer and our other compensation and benefit plans and to approve the compensation consultant's fees and other retention terms. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any internal or external legal, accounting or other advisors and consultants retained by the Compensation Committee. The Compensation Committee may also select or retain advice and assistance from an internal or external legal, accounting or other advisor as the Compensation Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities and will have the direct responsibility to appoint, compensate and oversee any such advisor. During the past year, the Compensation Committee engaged Barney & Barney, LLC ("Barney & Barney") as a compensation consultant. As part of its engagement, the Compensation Committee requested that Barney & Barney develop a comparative group of companies and perform analyses of competitive performance and compensation levels for the comparative group. Barney & Barney, who reports directly to the Compensation Committee and not to our management, is independent from us, has not provided any services to us other than to the Compensation Committee, and receives compensation from us only for services provided to the Compensation Committee. The Compensation Committee assessed the independence of Barney & Barney pursuant to SEC rules and concluded that the work of Barney & Barney has not raised any conflict of interest.

        The Compensation Committee currently consists of Dr. Paul Billings, chairman of the Compensation Committee, Dr. Rodney Markin and Dr. Stanley Tennant. The Board has determined that all of the members are "independent" under NASDAQ Listing Rule 5602(a)(2). The Board has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee, which is available on our website at http://trovagene.investorroom.com/ under "Corporate Governance".

Compensation Committee Interlocks and Insider Participation

        As noted above, the Compensation Committee consists of three directors, each of whom is a non-employee director: Dr. Paul Billings, Dr. Rodney Markin and Dr. Stanley Tennant. Dr. Jacob also served on the Compensation Committee until December 9, 2015. None of the aforementioned individuals was, during 2015, an officer or employee of ours, was formerly an officer of ours or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. No interlocking relationship as described in Item 407(e)(4) of Regulation S-K exists between any of our executive officers or

Compensation Committee members, on the one hand, and the executive officers or compensation committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

Corporate Governance/Nominating Committee

        The Corporate Governance/Nominating Committee has responsibility for assisting the Board in, among other things, (i) effecting Board organization, membership and function, including identifying qualified board nominees, (ii) effecting the organization, membership and function of the committees of the Board, including the composition of the committees of the Board and recommending qualified candidates for the committees of the Board, (iii) evaluating and providing successor planning for the chief executive officer and our other executive officers, (iv) identifying and evaluating candidates for director in accordance with certain general and specific criteria, (v) developing and recommending to the Board Corporate Governance Guidelines and any changes thereto, setting forth the corporate governance principles applicable to us, and overseeing compliance with the our Corporate Governance Guidelines, and (vi) reviewing potential conflicts of interest involving directors and determining whether such directors may vote on issues as to which there may be a conflict. The Corporate Governance/Nominating Committee is responsible for identifying and evaluating candidates for director. Potential nominees are identified by the Board based on the criteria, skills and qualifications that are deemed appropriate by the Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee believes that candidates for director should have certain minimum qualifications, including high character and integrity, an inquiring mind and vision, willingness to ask hard questions, ability to work well with others, freedom from conflicts of interest, willingness to devote sufficient time to the Company's affairs, diligence in fulfilling his or her responsibilities and the capacity and desire to represent the best interests of the Company and our stockholders as a whole and not primarily a special interest group or constituency. While our nominating criteria does not prescribe specific diversity standards, the Corporate Governance/Nominating Committee and its independent members seek to identify nominees that have a variety of perspectives, professional experience, education, difference in viewpoints and skills, and personal qualities that will result in a well-rounded Board.

        The Corporate Governance/Nominating Committee currently consists of Dr. Rodney Markin, chairman of the Corporate Governance/Nominating Committee, Mr. John Brancaccio, Dr. Gary S. Jacob and Dr. Paul Billings. The Board has determined that all of the members are "independent" under NASDAQ Listing Rule 5605(a)(2). The Board has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee, which is available on our website at http://trovagene.investorroom.com/ under "Corporate Governance".

Security Holder Nominations

        The Board does not have a formal policy regarding the consideration of director candidates recommended by our security holders. However, the Board would consider such recommendations. The Board does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a security holder. Security holders who wish to make such a recommendation should send the recommendation to Secretary, Trovagene, Inc., 11055 Flintkote Avenue, Suite B, San Diego, California 92121. The letter must identify the author as a stockholder, provide a brief summary of the candidate's qualifications and history and be accompanied by evidence of the sender's stock ownership, as well as consent by the candidate to serve as a director if elected. Any director candidate recommendations will be reviewed by the Secretary and, if deemed appropriate, forwarded to the Chairman for further review. If the Chairman believes that the candidate fits the profile of a director nominee as described above, the recommendation will be shared with the entire Board.

Code of Business Conduct and Ethics

        We have adopted a formal Code of Business Conduct and Ethics applicable to all Board members, officers and employees. Our Code of Business Conduct and Ethics can be found on our website (www.trovagene.com). A copy of our Code of Business Conduct and Ethics may be obtained without charge upon written request to Secretary, Trovagene, Inc., 11055 Flintkote Avenue, Suite B, San Diego, California 92121. If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website (www.trovagene.com) and/or in our public filings with the SEC.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines, which are designed to help Trovagene achieve its goals, govern Trovagene with high standards of integrity and increase stockholder value. These Corporate Governance Guidelines provide a framework for the conduct of the Board's business.

        The Corporate Governance Guidelines also set forth the practices our Board will follow with respect to Board composition and selection, Board meetings and Board committees and Chief Executive Officer performance evaluation and compensation. Our Corporate Governance Guidelines can be found on our website (www.trovagene.com).

Hedging and Pledging Policies

        As part of our Insider Trading Policy, all of our officers, all of our directors, certain of our employees and consultants and family members or others sharing a household with any of the foregoing are prohibited from engaging in short sales of our securities, any hedging or monetization transactions involving our securities and in transactions involving puts, calls or other derivative securities based on our securities. Our Insider Trading Policy further prohibits such persons from purchasing our securities on margin, borrowing against any account in which our securities are held or pledging our securities as collateral for a loan unless pre-cleared by our Insider Trading Compliance Officer. As of March 21, 2016, none of our directors or executive officers had pledged any shares of our common stock.

Stockholder Communications

        Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to Trovagene, Inc., 11055 Flintkote Avenue, Suite B, San Diego, California 92121, Attention: Dr. Thomas H. Adams, or by facsimile to 858-952-7571. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Vote Required

        Under applicable Delaware law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL 1.

 PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING
DECEMBER 31, 2016

        The Board has appointed BDO USA, LLP ("BDO") to serve as our independent registered public accounting firm for the year ending December 31, 2016. BDO has acted as our principal accountant since April 5, 2007 and served as our independent registered public accounting firm for the fiscal year ended December 31, 2015.

        A representative of BDO is expected to be present via telephone conference at the Annual Meeting. He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

        Our Audit Committee retains our independent registered public accounting firm and approves in advance all audit and non-audit services performed by this firm and any other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements and the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with Trovagene. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, relating to their judgments as to the quality, not just the acceptability, of Trovagene's accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

        It is the responsibility of Trovagene's management to determine that Trovagene's financial statements and disclosures are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. It is the responsibility of Trovagene's independent registered public accounting firm to conduct the audit of Trovagene's financial statements and disclosures. In giving its recommendation to the Board that Trovagene's audited financial statements for the year ended December 31, 2015 be included in Trovagene's Annual Report on Form 10-K for the year ended December 31, 2015, the Audit Committee has relied on: (1) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America; and (2) the report of Trovagene's independent registered public accounting firm with respect to such financial statements.

Principal Accountant Fees and Services

        The aggregate fees billed to the Company by BDO, the Company's independent registered public accounting firm, for the indicated services for each of the last two fiscal years were as follows:

	2015	2014
Audit fees(1)	$278,803	$192,318
Tax fees(2)	10,568	11,764
Other fees(3)	8,488	—

Total fees	$297,859	$204,082

(1)
Audit fees consist of fees for professional services performed by BDO for the audit and review of our financial statements, preparation and filing of our registration statements, including issuance of comfort letters.

(2)
Tax fees consist of fees for professional services performed by BDO with respect to tax compliance.

(3)
Other fees consist of fees for professional services performed by BDO in connection with consultations, due diligence procedures and related matters.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our independent registered public accounting firm.

Vote Required

        The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, Trovagene is submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Trovagene and its stockholders. If the appointment is not ratified, the Board will reconsider whether or not to retain BDO.

        The affirmative vote of a majority of the shares (by voting power) present in person at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required to approve the ratification of the appointment of BDO USA, LLP as Trovagene's independent registered public accounting firm for the fiscal year ending December 31, 2016.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

AUDIT COMMITTEE REPORT

        The following Audit Committee Report shall not be deemed to be "soliciting material," deemed "filed" with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

        The Audit Committee is comprised of three independent directors (as defined under NASDAQ Listing Rule 5605(a)(2)). The Audit Committee operates under a written charter, which is available on our website at http://trovagene.investorroom.com/ under "Corporate Governance".

        We have reviewed and discussed with management the Company's audited consolidated financial statements as of and for the fiscal year ended December 31, 2015.

        We have discussed with BDO USA, LLP, the Company's independent registered public accounting firm, the matters as required to be discussed by the Public Company Accounting Oversight Board (the "PCAOB") Auditing Standard No. 16 (Communications with Audit Committees).

        We have received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding BDO USA, LLP's communications with the Audit Committee concerning independence, and have discussed with BDO USA, LLP, their independence from management and the Company.

        Based on the review and discussions referred to above, we recommended to the Board that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee John Brancaccio, Chairman Dr. Rodney S. Markin Dr. Stanley Tennant

 PROPOSAL 3

ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act entitle Trovagene's stockholders to vote to approve, on an advisory basis, the compensation of Trovagene's Named Executive Officers as disclosed in this Proxy Statement pursuant to SEC rules. In accordance with these requirements, at our 2013 Annual Meeting of Stockholders, a majority of our stockholders voted in favor of holding an advisory vote to approve executive compensation every three years. The Board considered the voting results on that proposal and determined to hold future advisory votes on the compensation of our named executive officers every three years.

        Trovagene's executive compensation programs are designed to (1) motivate and retain executive officers, (2) reward the achievement of Trovagene's short-term and long-term performance goals, (3) establish an appropriate relationship between executive pay and short-term and long-term performance, and (4) align executive officers' interests with those of Trovagene's stockholders. Under these programs, Trovagene's executive officers are rewarded for the achievement of specific financial operating goals established by the Compensation Committee and the realization of increased stockholder value. Please read the section of this Proxy Statement entitled "Executive Compensation" for additional details about Trovagene's executive compensation programs, including information about the fiscal year 2015 compensation of Trovagene's Named Executive Officers.

        The Compensation Committee continually reviews the compensation programs for Trovagene's executive officers to ensure they achieve the desired goals of aligning Trovagene's executive compensation structure with Trovagene's stockholders' interests and current market practices.

        Trovagene is asking Trovagene's stockholders to indicate their support for Trovagene's Named Executive Officer compensation as disclosed in this Proxy Statement and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2015. This proposal, commonly known as a "say-on-pay" proposal, gives Trovagene's stockholders the opportunity to express their views on Trovagene's executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Trovagene's Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Accordingly, Trovagene asks its stockholders to vote "FOR" the following resolution at the Annual Meeting:

        "RESOLVED, that the compensation paid to Trovagene's Named Executive Officers, as disclosed in Trovagene's Proxy Statement for the 2016 Annual Meeting of Stockholders and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2015 pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

        The say-on-pay vote is advisory, and therefore not binding on Trovagene, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of Trovagene's stockholders and to the extent there is any significant vote against the Named Executive Officers' compensation as disclosed in this Proxy Statement and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2015, Trovagene will consider Trovagene's stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE COMPENSATION OF TROVAGENE'S NAMED EXECUTIVE OFFICERS AS DESCRIBED UNDER THE HEADING "EXECUTIVE COMPENSATION.".

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of March 21, 2016 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers (as defined in "Summary Compensation Table" below), and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Beneficial Owner(1)	Shares of Common Stock Beneficially Owned		Percentage(2)
Named executive officers and directors:
Thomas H. Adams, Ph.D.	726,945	(3)	2.4%
Antonius Schuh, Ph.D.	1,209,583	(4)	3.9%
Dr. Paul Billings	55,154	(5)	*
John Brancaccio	149,125	(6)	*
Dr. Gary S. Jacob	260,763	(7)	*
Dr. Stanley Tennant	340,844	(8)	1.1%
Dr. Rodney S. Markin	40,154	(9)	*
Stephen Zaniboni	270,496	(10)	*
Mark Erlander, Ph.D.	292,500	(11)	1.0%
Matthew L. Posard	152,500	(12)	*
All Executive Officers and Directors as a Group (10 persons)	3,498,064		10.7%
5% or greater holders:
Bridger Management, LLC	3,290,587	(13)	11.0%
Gabriele M. Cerrone	1,852,438	(14)	6.1%
Blackrock, Inc.	1,546,221	(15)	5.2%

*
less than 1%

(1)
The address of each person is c/o Trovagene, Inc., 11055 Flintkote Avenue, Suite B, San Diego, CA 92121 unless otherwise indicated herein.

(2)
The calculation in this column is based upon 29,782,810 shares of common stock outstanding on March 21, 2016. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or exercisable within 60 days of March 21, 2016 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)
Includes (i) 354,773 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days after March 21, 2016, and (ii) 45,686 shares of common stock issuable upon exercise of warrants that are exercisable within 60 days after March 21, 2016.

(4)
Includes 1,189,583 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days after March 21, 2016. Dr. Schuh was terminated as CEO for cause on March 28, 2016.

(5)
Consists solely of shares of common stock issuable upon exercise of stock options that are exercisable within 60 days after March 21, 2016.

(6)
Includes (i) 121,459 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days after March 21, 2016, and (ii) 13,833 shares of common stock issuable upon exercise of warrants that are exercisable within 60 days after March 21, 2016.

(7)
Includes (i) 127,263 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days after March 21, 2016, and (ii) 10,500 shares of common stock issuable upon exercise of warrants that are exercisable within 60 days after March 21, 2016.

(8)
Includes (i) 73,082 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days after March 21, 2016, and (ii) 75,000 shares of common stock issuable upon exercise of warrants that are exercisable within 60 days after March 21, 2016.

(9)
Consists solely of shares of common stock issuable upon exercise of stock options that are exercisable within 60 days after March 21, 2016.

(10)
Includes 249,167 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days after March 21, 2016. Mr. Zaniboni was terminated as CFO for cause on March 28, 2016.

(11)
Consists solely of shares of common stock issuable upon exercise of stock options that are exercisable within 60 days after March 21, 2016.

(12)
Includes 137,500 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days after March 21, 2016.

(13)
Bridger Management, LLC filed a Schedule 13G/A on February 16, 2016 reporting that it had shared voting and dispositive power with respect to an aggregate of 3,290,587 shares of common stock. Swiftcurrent Offshore Master Ltd., Swiftcurrent Partners L.P. and Bridger Healthcare Ltd. are the owners of record of these shares and each entity has beneficial ownership of less than 5% of the common stock. Bridger Management LLC is the investment adviser to Swiftcurrent Offshore Master Ltd., Swiftcurrent Partners L.P. and Bridger Healthcare Ltd. Mr. Roberto Mignone is the manager of Bridger Management, LLC. Each of Bridger Management, LLC and Mr. Mignone may be deemed to share beneficial ownership of these shares. Bridger Management, LLC's address is 90 Park Avenue, 40th Floor, New York, NY 10016.

(14)
Gabriele M. Cerrone filed a Schedule 13G/A on July 31, 2015 reporting that he had sole voting and dispositive power with respect to an aggregate of 385,378 shares of common stock (which included 298,928 shares of common stock issuable upon exercise of stock options and 6,250 shares of common stock issuable upon exercise of warrants to purchase shares of common stock) and shared voting and dispositive power with respect to an aggregate of 1,467,060 shares of common stock (which included 287,416 shares of common stock issuable upon exercise of warrants held by Panetta Partners Ltd., or Panetta). Mr. Cerrone is a member of the board of directors of Panetta and in such capacity holds voting and dispositive power over our securities held by such entity. Mr. Cerrone's address is c/o Panetta Partners Ltd., Via Sant' Andrea 18, Milan, Italy 20121.

(15)
Blackrock, Inc. filed a Schedule 13G on January 28, 2016 reporting that it had sole dispositive power with respect to an aggregate of 1,546,221 shares in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. BlackRock's address is 55 East 52nd Street, New York, New York 10055.

 PROPOSAL 4

APPROVAL OF AN INCREASE TO THE NUMBER OF AUTHORIZED SHARES
ISSUABLE UNDER THE 2014 EQUITY INCENTIVE PLAN

        The Board adopted the 2014 Plan in June 2014 and the 2014 Plan was approved by our stockholders at our 2014 Annual Meeting. The Board initially authorized the issuance of up to 2,500,000 shares of common stock under the 2014 Plan, and on June 10, 2015 at the 2015 Annual Meeting of Stockholders, our stockholders approved an increase in the number of shares authorized under the 2014 Plan to 5,000,000 shares.

        On September 9, 2015, the Board approved an amendment to the 2014 Plan, subject to approval by our stockholders. The Board amended the 2014 Plan to provide for, and submits to our stockholders for approval, an increase in the number of shares of common stock that may be issued under the 2014 Plan by 2,500,000 shares. The additional shares will increase the total shares of common stock reserved for issuance under the 2007 Plan to an aggregate of 7,500,000 shares.

        As of February 29, 2016, excluding the requested share increase and the options to purchase an aggregate of 996,000 shares granted to our executive officers and non-employee directors that are subject to stockholder approval of this Proposal 4 (as described below), there were 505,132 shares of common stock available for issuance under the 2014 Plan.

Reasons for the Proposed Amendment

        As described above, we are seeking stockholder approval of an amendment to increase the number of shares issuable pursuant to the 2014 Plan by 2,500,000 shares. In determining the amount of the increase contemplated by the proposed amendment to the 2014 Plan, the Board has taken into consideration the fact that, excluding the requested share increase and the options to purchase an aggregate of 996,000 shares granted to our executive officers and non-employee directors that are subject to stockholder approval of this Proposal 4, as of February 29, 2016, there were approximately 44,519,431 shares of our common stock outstanding on a fully-diluted basis, and the Board believes that this fully-diluted number, rather than the number of outstanding shares of the Company, is the relevant number in determining the appropriate number of shares available under the 2014 Plan. Assuming the approval of this increase, the total number of shares of our common stock available for issuance under the 2014 Plan will be 3,005,132, which represents approximately 6.8% of our common stock as calculated on a fully-diluted basis.

        The purpose of this increase is to continue to be able to attract, retain and motivate executive officers and other employees, non-employee directors and certain consultants. Upon stockholder approval of the amendment, additional shares of common stock will be reserved for issuance under the 2014 Plan, which will enable us to continue to grant equity awards to our officers, employees, consultants and non-employee directors at levels determined by the Board to be necessary to attract, retain and motivate the individuals who will be critical to our success in achieving its business objectives and thereby creating greater value for all our stockholders. Due to the limited number of shares remaining available for issuance under the 2014 Plan, our executive officers and non-employee directors received stock options in January 2016 for an aggregate of 996,000 shares that are subject to stockholder approval of this Proposal 4. Our chief executive officer received a stock option grant for 450,000 shares, our three other executive officers each received a stock option grant for 150,000 shares and each of our non-employee directors received a stock option grant for 16,000 shares, in each case subject to stockholder approval of this Proposal 4. No portion of the foregoing option grants is exercisable unless and until stockholder approval of this Proposal 4 has been obtained. If our stockholders do not approve an amendment to increase the number of shares issuable pursuant to the 2014 Plan to at least 7,500,000 shares by January 4, 2017, these grants to our executive officers and non-employee directors will be automatically cancelled. Additional information about these grants is set forth below in this Proposal 4 under the "New Plan Benefits Table."

        Furthermore, we believe that equity compensation aligns the interests of our management and other employees with the interests of our other stockholders. Equity awards are a key component of our incentive compensation program. We believe that option grants have been critical in attracting and retaining talented employees and officers, aligning their interests with those of stockholders, and focusing key employees on our long-term growth. We anticipate that option grants and other forms of equity awards such as restricted stock awards may become an increasing component in similarly motivating our consultants. We have been growing very rapidly and we have exceeded our internal growth projections. In order to attract and retain qualified employees, we have had to grant stock options in excess of our historical equity burn rate.

        Approval of the amendment to the 2014 Plan will permit us to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others providing services to us or any subsidiary.

        The terms of the 2014 Plan are summarized below.

We Manage Our Equity Incentive Award Use Carefully and Dilution Is Reasonable

        The Compensation Committee carefully monitors our total dilution and equity expense to ensure that we maximize stockholder value by granting only the appropriate number of equity awards necessary to attract, retain and motivate employees.

  •
  Based on historical usage and our internal growth plans, we expect that the proposed increase of shares to be reserved for issuance under the 2014 Plan to 7,500,000 would be sufficient for grants of awards until approximately January 2017, assuming we continue to grant awards consistent with our historical usage and current practices, as reflected in our recent historical burn rate discussed below, and noting that future circumstances may require us to change our current equity grant practices. If the adoption of the amendment to increase the number of shares reserved for issuance under the 2014 Plan is approved, the share reserve under the 2014 Plan could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with any degree of certainty at this time.

        The following table shows certain key equity metrics over the past three fiscal years:

Key Equity Metrics	2015	2014	2013
Equity burn rate(1)	10.3%	7.5%	6.7%
Overhang(2)	27.9%	33.2%	32.1%

(1)
Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the period.

(2)
Overhang is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.
  •
  If the adoption of the amendment to increase the number of shares reserved for issuance under the 2014 Plan is approved, the issuance of the shares to be reserved under the 2014 Plan would dilute existing stockholders by an additional 8.8% on a fully diluted basis, based on the number of shares of our common stock outstanding as of December 31, 2015.

  •
  As described in the table above, the total aggregate equity value of the shares being requested for the increase in authorized shares under the 2014 Plan, based on the closing price of our common stock on February 29, 2016, is $12,875,000.

        In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the proposed adoption of the increase in the number of shares authorized for issuance under the 2014 Plan is reasonable and appropriate at this time. The Board will not create a subcommittee to evaluate the risks and benefits for issuing the shares under the 2014 Plan.

Forecasted Utilization Rates

        Our Compensation Committee reviewed certain actuals and forecasts of grant utilization for different categories of grants over the periods indicated, as summarized below. These actuals and forecasts included grants to executive and employee new hires, annual performance grants to existing eligible employees, grants to consultants and initial and annual grants for non-employee directors.

	Fiscal Year 2015 Actual	2016 Grants(1)(2)	Fiscal Year 2016 Forecast	Fiscal Year 2017 Forecast
New hires, performance and consultants	2,576,500	1,995,950	679,000	1,370,000
Non-employee directors	112,000	96,000	8,333	112,000

Total	2,688,500	2,091,950	687,333	1,482,000

(1)
Option grants issued prior to March 21, 2016.

(2)
Includes the options to purchase an aggregate of 996,000 shares of common stock granted to our executive officers and non-employee directors on January 4, 2016, subject to stockholder approval of this Proposal 4. If our stockholders do not approve an amendment to increase the number of shares issuable pursuant to the 2014 Plan to at least 7,500,000 shares by January 4, 2017, these grants to our executive officers and non-employee directors will be automatically cancelled.

	Fiscal Year 2015 Actual	Fiscal Year 2016 Forecast(1)	Fiscal Year 2017 Forecast(1)
Equity Burn Rate as a % of Outstanding(2)	10.3	9.3	5.0

(1)
For purposes of this calculation, we have assumed that the number of weighted-average common shares outstanding for fiscal year 2016 and 2017 is the number of shares outstanding as of March 21, 2016.

(2)
Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the period.

Note Regarding Forecasts and Forward-Looking Statements

        We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth above in this Proposal 4 include embedded assumptions regarding option exercise, employee turnover and competitive grant guidelines which are highly dependent on the public trading price of our common stock and other factors, which we do not control, and, as a result, we do not as a matter of practice provide forecasts. In evaluating these forecasts, our Compensation Committee recognized the high variability inherent in these assumptions.

        However, we have included above a summary of these forecasts to give our stockholders access to certain information that was considered by our Compensation Committee for purposes of evaluating the approval of the amendment to increase the number of shares reserved for issuance under the 2014 Plan. These forecasts reflect various assumptions regarding our future operations.

        The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such. Neither we nor any other person makes any representation to any of our stockholders regarding actual outcomes compared to the information contained in the forecasts set forth above. Although presented with numerical specificity, the forecasts are not fact and reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the forecasts were prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond the control of our management. In addition, the utilization forecasts with respect to our equity awards do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to any changes to our operations or strategy that may be implemented in the future. Accordingly, actual outcomes may be, and likely will be, materially different than those reflected in the forecasts. We do not intend to update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying the forecasts are shown to be in error. The forecasts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics, if any, with respect to certain equity awards, the extent of option exercise activity, and others described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Description of Our 2014 Equity Incentive Plan

        Set forth below is a summary of the 2014 Plan, but this summary is qualified in its entirety by reference to the full text of the 2014 Plan, as amended, a copy of which is included as Appendix A to this proxy statement.

Shares Available

        The 2014 Plan currently authorizes the issuance of 5,000,000 shares of common stock. As of February 29, 2016, excluding the options to purchase an aggregate of 996,000 shares granted to certain of our executive officers and non-employee directors that are subject to stockholder approval of this Proposal 4, awards covering an aggregate of 4,494,868 shares were granted under the 2014 Plan and 505,132 shares were available for future awards under the 2014 Plan.

Administration

        The 2014 Plan is administered by the Board or by one or more committees of directors appointed by the Board (the "Administrator"). The Board may delegate different levels of authority to different committees with administrative and grant authority under the 2014 Plan. Any committee delegated administrative authority under the 2014 Plan may further delegate its authority under the Plan to another committee of directors, and any such delegate shall be deemed to be an Administrator of the 2014 Plan. The Administrator comprised solely of directors may also delegate, to the extent permitted by Section 157 of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Company, its powers under this Plan (a) to designate Eligible Persons who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. It is anticipated that the Administrator (either generally or with respect to specific transactions) will be constituted so as to comply, as necessary or desirable, with the requirements of Code Section 162(m) and Rule 16b-3 promulgated under the Exchange Act.

Eligibility

        Awards may be granted pursuant to the 2014 Plan only to persons who are eligible persons. Under the 2014 Plan, "Eligible Person" means any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its subsidiaries; (b) a director of the Company or one of its subsidiaries; or (c) a consultant who renders bona fide services to the Company or one of its subsidiaries; provided, however, that ISOs may be granted only to employees.

Awards

        The 2014 Plan permits the grant of: (a) stock options, which may be intended as ISOs or as nonqualified stock options (options not meeting the requirements to qualify as ISOs); (b) stock appreciation rights ("SARs"); (c) restricted stock; (d) restricted stock units; (e) cash incentive awards; or (f) other awards, including: (i) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the common stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (ii) any similar securities with a value derived from the value of or related to the common stock and/or returns thereon.

Consideration for Awards

        The purchase price for any award granted under the 2014 Plan or the common stock to be delivered pursuant to any such award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

  •
  services rendered by the recipient of such award;

  •
  cash, check payable to the order of the Company, or electronic funds transfer;

  •
  notice and third party payment in such manner as may be authorized by the Administrator;

  •
  the delivery of previously owned and fully vested shares of common stock;

  •
  by a reduction in the number of shares otherwise deliverable pursuant to the award; or

  •
  subject to such procedures as the Administrator may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

Certain Federal Tax Consequences

        The following summary of the federal income tax consequences of the 2014 Plan transactions is based upon federal income tax laws in effect as of March 30, 2016. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

        Nonqualified Stock Options.    The grant of a nonqualified stock option under the 2014 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of Common stock at the time of exercise over the option exercise price. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant's subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on the sales proceeds received and whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any subsequent capital gain.

        Incentive Options.    The grant of an ISO under the 2014 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

        If the participant fails to satisfy either of the foregoing holding periods (referred to as a "disqualifying disposition"), he or she will recognize ordinary compensation income in the year of the disposition. The amount of ordinary compensation income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Such amount is not subject to withholding for federal income and employment tax purposes, even if the participant is an employee of the Company. Any gain in excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

        The "spread" under an ISO—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant's alternative minimum tax liability exceeds such participant's regular income tax liability, the participant will owe the alternative minimum tax liability.

        Restricted Stock.    Restricted stock is generally taxable to the participant as ordinary compensation income on the date that the restrictions lapse (i.e. the date that the stock vests), in an amount equal to the excess of the fair market value of the shares on such date over the amount paid for such stock (if any). If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant's subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss treatment depending on the sales price and how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any subsequent gain.

        Participants receiving restricted stock awards may make an election under Section 83(b) of the Code ("Section 83(b) Election") to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the excess of the fair market value on the date of the issuance of the stock over the amount paid for such stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain or loss to the recipient. The Section 83(b) Election must be made within 30 days from the time the restricted stock is issued.

        Other Awards.    Other awards (such as restricted stock units) are generally treated as ordinary compensation income as and when common stock or cash are paid to the participant upon vesting or settlement of such awards. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

        Section 162(m) of the Internal Revenue Code.    Under Code Section 162(m), no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company's "covered employees." A "covered employee" is the Company's chief executive officer and the next three most highly compensated executive officers of the Company other than the chief financial officer. An exception to this rule applies to "qualified performance based compensation," which generally includes stock options and stock appreciation rights granted under a stockholder approved plan, and other forms of equity incentives, the vesting or payment of which is contingent upon the satisfaction of certain stockholder approved performance goals. The Company intends that the 2014 Plan allow for the grant of options and stock appreciation rights that may be treated as "qualified performance based compensation" that is exempt from the limitations of Code Section 162(m), and for the grant of other performance-based awards that may be treated as "qualified performance based compensation," but it makes no assurance that either such type of award will be so treated.

New Plan Benefits

        The following table presents certain information with respect to the options granted to our executive officers and non-employee directors on January 4, 2016, subject to stockholder approval of this Proposal 4.

Name and Position(s)	Dollar value ($)(1)	Number of Shares of Subject to Option(2)
Antonius Schuh, Ph.D., Former Chief Executive Officer and Director	$1,509,307	450,000	(3)
Stephen Zaniboni, Former Chief Financial Officer	503,102	150,000	(4)
Mark Erlander, Ph.D., Chief Scientific Officer	503,102	150,000	(4)
Matthew L. Posard, Executive Vice President and Chief Commercial Officer	503,102	150,000	(4)
Executive Officer Group	3,018,613	900,000
Non-Employee Director Group	311,057	96,000	(5)
Non-Executive Officer Employee Group	—	—

(1)
Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts represent the aggregate grant date fair value of stock option awards determined in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. The valuation assumptions used in determining these amounts are described in Note 5 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Our named executive officers and non-employee directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options on the date the options are exercised.

(2)
Each stock option has an exercise price of $5.18 per share and an expiration date of January 4, 2026 and was granted subject to stockholder approval of the amendment to the 2014 Plan to increase the number of shares authorized for issuance pursuant to the 2014 Plan. If our stockholders do not approve an amendment to increase the number of shares issuable pursuant to the 2014 Plan to at least 7,500,000 shares by January 4, 2017, these grants to our executive officers and non-employee directors will be automatically cancelled.

(3)
9,375 shares subject to the option vest each month following the grant date, subject in each case to Dr. Schuh continuing to provide services to us through each such vesting date.

(4)
3,125 shares subject to the option vest each month following the grant date, subject in each case to the executive officer continuing to provide services to us through each such vesting date.

(5)
Represents stock options to purchase an aggregate of 16,000 shares that were granted to each of our non-employee directors. Each stock option will vest in full on January 4, 2017, the one year anniversary of the date of grant, subject in each case to the non-employee director continuing to provide services to us through such vesting date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table summarizes information about our equity compensation plans as of December 31, 2015.

	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Options Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Stockholders	6,894,464	$5.47	1,361,832
Equity Compensation Plans Not Approved by Stockholders(1)	54,166	3.35	—

Total	6,948,630	5.45	1,361,832

(1)
Represents the following options to purchase common stock granted on November 17, 2010: (a) an option to purchase 8,333 shares with an exercise price of $3.00 per share, (b) an option to purchase 33,333 shares with an exercise price of $3.00 per share, and (c) an option to purchase 12,500 shares with an exercise price of $4.50 per share. All the options were vested in full on the date of grant and will expire on November 17, 2020.

Vote Required

        The affirmative vote of a majority of the shares (by voting power) present in person at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment to the 2014 Plan.

Board Recommendation

        THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2014 PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE FROM 5,000,000 TO 7,500,000 SHARES.

Executive Officers

        The names of our executive officers and their ages as of March 30, 2016, positions, and biographies are set forth below. Dr. Adams' background is discussed under the section "Information with Respect to Director Nominees".

Name	Age	Position
Thomas H. Adams, Ph.D.	73	Chief Executive Officer and Chairman
Mark Erlander, Ph.D.	56	Chief Scientific Officer
Matthew L. Posard	48	Executive Vice President and Chief Commercial Officer

        Mark Erlander, Ph.D.    Mark Erlander, Ph.D., has been our Chief Scientific Officer since March 2013. Dr. Erlander has more than 18 years of experience directing and leading research and development for gene discovery, with a strong focus on molecular diagnostics. Prior to joining Trovagene, Dr. Erlander was Chief Scientific Officer at bioTheranostics (a bioMerieux company) a molecular diagnostic testing company that is focused on clinical applications in oncology, from September 2008 to February 2013. From March 2013 to March 2014, Dr. Erlander served as Chief Scientific Officer of Gensignia Life Sciences, Inc., a molecular diagnostics company. Previously, Dr. Erlander was a group leader and subsequently a research fellow at the R.W. Johnson Pharmaceutical Research Institute (Johnson & Johnson). He was also an assistant member and postdoctoral fellow at The Scripps Research Institute in the Department of Molecular Biology. Dr. Erlander holds a BS degree in Biochemistry from the University of California, Davis; an MS degree in Biochemistry from Iowa State University; and a Ph.D. in Neuroscience from the University of California, Los Angeles. Dr. Erlander is an accomplished researcher with 32 issued U.S. patents and 38 U.S. patent applications, and is a lead or contributing author on more than 70 scientific papers and review articles.

        Matthew L. Posard.    Matthew L. Posard joined us as our Chief Commercial Officer (and Executive Vice President) in March 2015 with current responsibilities for commercial and technical operations. Reporting to Mr. Posard are the Chief Technical Officer, VP of Marketing, VP of Sales, and VP of Corporate Development. Prior to joining Trovagene, Mr. Posard held multiple executive leadership roles at Illumina, Inc. from 2006 to 2015. Mr. Posard served in commercial roles including VP of marketing and then VP of global sales where he led Illumina to its first $1 billion in revenue. Mr. Posard also served as senior vice president and general manager of Illumina's new and emerging market opportunities business as well as the general manager of its translational and consumer genomics business. From 1999 to 2006, Mr. Posard held commercial leadership roles in sales and marketing at Biosite Inc., where he was instrumental in the successful introduction of the company's B-type natriuretic peptide (BNP) congestive heart failure biomarker and its BNP co-marketing collaboration with Beckman Coulter. Additionally, Mr. Posard held various positions in strategic and product marketing at Gen-Probe, Inc. from 1992 to 1999, helping the company attain leading market positions in DNA probe-based infectious disease diagnostics and aiding its introduction into blood banking. Mr. Posard currently serves on the board of directors of both Halozyme Therapeutics, Inc. Envision Genomics, Inc., and Slip Chip Corporation. Mr. Posard holds a bachelor's degree in quantitative economics and decision science from the University of California, San Diego.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based on a review of the copies of such forms received, we believe that during 2015, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

 EXECUTIVE COMPENSATION

Compensation Committee Report

        The following Compensation Committee Report shall not be deemed to be "soliciting material," deemed "filed" with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings.

        The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the following Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee Dr. Paul Billings Dr. Rodney S. Markin Dr. Stanley Tennant Gary S. Jacob, Ph.D.

Compensation Discussion and Analysis

Overview

        We compete with many other medical diagnostic companies in seeking to attract and retain a skilled work force. To meet this challenge, we have developed our compensation structure to enable our management to make decisions regarding our compensation programs, to manage these programs, and to effectively communicate the goals of these programs to our employees and stockholders.

        Our compensation philosophy is to offer our employees compensation and benefits that are competitive and that meet our goals of attracting, retaining and motivating highly skilled employees so that we can achieve our financial and strategic objectives.

        Utilizing this philosophy, our compensation programs are designed to:

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  be "market-based" and reflect the competitive environment for personnel;

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  stress our "pay for performance" approach to managing pay levels;

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  share risks and rewards with employees at all levels;

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  be affordable, within the context of our operating expense model;

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  align the interests of our employees with those of our stockholders;

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  reflect our values; and

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  be fairly and equitably administered.

        In addition, as we administer our compensation programs, we plan to:

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  evolve and modify our programs to reflect the competitive environment and our changing business needs;

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  focus on simplicity, flexibility and choice wherever possible;

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  openly communicate the details of our programs with our employees and managers to ensure that our programs and their goals are understood; and

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  provide our managers and employees with the tools they need to administer our compensation programs.

Role of Compensation Consultant

        The Compensation Committee has the power to engage independent advisors to assist it in carrying out its responsibilities. For fiscal 2015, the Compensation Committee engaged Barney & Barney, LLC ("Barney & Barney") as its independent executive and Board compensation consultant. Barney & Barney, who reports directly to the Compensation Committee and not to management, is independent from us, has not provided any services to us other than to the Compensation Committee, and receives compensation from us only for services provided to the Compensation Committee. The Compensation Committee assessed the independence of Barney & Barney pursuant to SEC rules and concluded that the work of Barney & Barney has not raised any conflict of interest.

        Barney & Barney reviews and advises on all principal aspects of the executive and Board compensation program. Its main responsibilities are to:

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  advise on alignment of pay and performance;

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  review and advise on executive total compensation, including base salaries, short- and long-term incentives, associated performance goals, and retention and severance arrangements;

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  advise on trends in executive compensation;

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  advise on Board and Board committee compensation;

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  provide recommendations regarding the composition of our peer group;

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  analyze peer group proxy statements, compensation survey data and other publicly available data (and apply its experience with other companies to this analysis); and

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  perform any special projects requested by the Compensation Committee.

        Barney & Barney has attended the Compensation Committee's meetings, including executive sessions at which management is not present. Barney & Barney communicates regularly with the Compensation Committee's Chairman outside of Compensation Committee meetings, and also meets with management to gather information and review proposals. Barney & Barney is expected to remain the Compensation Committee's independent consultant until determined otherwise by the Compensation Committee or Barney & Barney.

The Compensation Setting Process

        We conducted a say-on-pay vote at our 2013 Annual Meeting of Stockholders and approximately 98% of the votes cast on the say-on-pay proposal were voted for approval of the 2012 executive compensation. In determining our 2015 executive compensation program, the Compensation Committee reviewed the results of the say-on-pay vote and concluded that changes to the program were not desired by our stockholders for 2015. Therefore, our 2015 executive compensation approach was overall generally in line with the executive officer compensation approach previously approved by our stockholders.

Elements of Our Compensation Program

        As a total rewards package, we design our compensation program to enable us to attract and retain talented personnel. The individual elements of our compensation program serve to satisfy this larger goal in specific ways as described below.

        We design base pay to provide the essential reward for an employee's work, and our base pay levels are intended to be competitive in attracting talent. Once base pay levels are initially determined, increases in base pay are provided to recognize an employee's specific performance achievements. Consistent with our compensation philosophy, we implement a "pay for performance" approach that provides higher levels of compensation to individual employees whose results merit greater rewards. Our managers typically make performance assessments throughout the year and provide ongoing feedback to employees, provide resources and maximize individual and team performance levels.

        We design equity-based compensation, including stock options, to ensure that we have the ability to retain talent over a longer period of time and to provide optionees with a form of reward that aligns their interests with those of our stockholders.

        We also utilize various forms of variable compensation, including cash bonuses, that allow us to remain competitive with other companies while providing upside potential to those employees who achieve outstanding results.

        Core benefits, such as our basic health benefits, are designed to provide a stable array of support to employees and their families.

        The four key elements of our compensation structure are:

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  base pay;

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  variable pay;

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  equity-based pay; and

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  benefits.

        Consistent with our compensation philosophy, we have structured each element of our rewards package as follows:

  Base Pay

        We create a set of base pay structures that are both affordable and competitive in relation to the market. We continuously monitor base pay levels within the market and make adjustments to our structures as needed. In general, an employee's base pay level should reflect the employee's overall sustained performance level and contribution to our company over time. We seek to structure the base pay for our top performers to be aggressive in relation to the market.

        In setting 2015 base pay for our named executive officers (other than Mr. Posard, who joined us in March 2015), the Compensation Committee had available a compensation assessment prepared by Barney & Barney in December 2014 (the "December 2014 Study"). The competitive market data was obtained from the SEC filings of a peer group comprised of the 22 publicly-traded companies listed below, with a focus on companies in the life sciences industry with an emphasis on medical diagnostics, had fewer than 150 employees, had revenues of less than $50 million and had a market capitalization of less than $300 million as of December 2014. The following were identified as comparable peer companies for the December 2014 Study:

Argos Therapeutics, Inc.	BIND Therapeutics, Inc.	CareDx, Inc.	Cellular Dynamics International, Inc.
Curis, Inc.	CytRx Corporation	Endocyte, Inc.	EPIRUS Biopharmaceuticals, Inc.
GenMark Diagnostics, Inc.	Hemispherx Biopharma, Inc.	Idera Pharmaceuticals, Inc.	Imprimis Pharmaceuticals, Inc.
Loxo Oncology, Inc.	Mirati Therapeutics, Inc.	NanoString Technologies, Inc.	OncoGenex Pharmaceuticals
Oncothyreon Inc.	Roka BioScience, Inc.	Sorrento Therapeutics, Inc.	StemCells, Inc.
T2 Biosystems, Inc.	Veracyte, Inc.

        The Compensation Committee considers compensation data from the peer companies to the extent the executive positions at these companies are considered comparable to Trovagene positions and informative of the competitive environment. Compensation data for the peer group were collected from available proxy-disclosed data. This information was gathered and analyzed for the 25th, 50th and 75th percentiles for annual base salary, short-term incentive pay elements and long-term incentive pay elements.

        Based on a review of Dr. Schuh's individual performance since joining us in October 2011 and the competitive market base pay data for CEOs included in the peer group in the December 2014 Study, the Compensation Committee set Dr. Schuh's 2015 base pay at $470,000 (slightly above $446,200, the 50th percentile of the peer group CEOs).

        After considering the competitive market base pay data for CFOs included in the peer group in the December 2014 Study and Mr. Zaniboni's contributions to the Company since joining us in January 2012, the Compensation Committee set Mr. Zaniboni's 2015 base pay at $325,000 (slightly above $313,400, the 50th percentile of the peer group CFOs).

        In setting Dr. Erlander's 2015 base pay, the Compensation Committee considered his unique background and expertise and the significant contributions Dr. Erlander has made since joining us in March 2013 After considering these factors, the Compensation Committee set Dr. Erlander's 2015 base pay at $360,000 (above $336,400, the 75th percentile of the peer group executives with positions similar to chief scientific officer).

        Mr. Posard joined us in March 2015 and therefore the December 2014 Study did not include an analysis of peer group compensation for positions similar to chief scientific officer. Mr. Posard's 2015 base pay of $325,000 was based on negotiations between the Company and Mr. Posard, with the Company taking into account his background and qualifications and the nature of his position.

  Variable Pay

        We design our variable pay programs to be both affordable and competitive in relation to the market. We monitor the market and adjust our variable pay programs as needed. Our variable pay programs, such as our bonus program, are designed to motivate employees to achieve overall goals. Our programs are designed to avoid entitlements, to align actual payouts with the actual results achieved and to be easy to understand and administer.

  2015 Bonuses

        In March 2015, the Compensation Committee adopted the following performance objectives for the 2015 bonus program for our named executive officers:

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  Validation of CLIA assay tests for at least 11 indications;

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  Achievement of at least $500,000 of recognizable revenue;

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  Publication of 3 manuscripts;

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  Business development progress;

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  Commercialization progress; and

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  Company financings resulting in aggregate gross proceeds to the Company of $20 million.

        In making its determination as to whether our named executive officers achieved their performance objectives for awarding 2015 bonuses under our bonus program, the Compensation Committee looked at the above-mentioned performance objectives in totality and what the achievement of those performance objectives meant to us and our business. The Compensation Committee did not assign actual levels of achievement to each objective, but determined that, on a whole, 90% of the corporate goals were met during 2015. Accordingly, on December 8, 2015, the Compensation Committee approved the following bonuses for our named executive officers:

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  a bonus of $211,500 for Dr. Schuh,

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  a bonus of $146,250 for Mr. Zaniboni,

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  a bonus of $162,000 for Dr. Erlander, and

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  a bonus of $116,199 for Mr. Posard.

        The bonus amounts awarded to each of our named executive officers for 2015 were equal to 45% of the named executive officer's base compensation (90% of each named executive officer's target bonus of 50% of his base compensation).

  Equity-Based Rewards

        We design our equity programs to be both affordable and competitive in relation to the market. We monitor the market and applicable accounting, corporate, securities and tax laws and regulations and adjust our equity programs as needed. Stock options and other forms of equity compensation are designed to reflect and reward a high level of sustained individual performance over time. We design our equity programs to align employees' interests with those of our stockholders.

        We did not grant any equity awards to our Chief Executive Officer, Chief Financial Officer or Chief Scientific Officer in fiscal 2015. In February 2015, we approved an option to purchase 500,000 shares of our common stock to Mr. Posard, our Executive Vice President and Chief Commercial Officer, in connection with Mr. Posard agreeing to an offer letter with the Company See "Grants of Plan-Based Awards During Fiscal Year 2015" below for additional detail regarding this option grant.

  Benefits Programs

        We design our benefits programs to be both affordable and competitive in relation to the market while conforming with local laws and practices. We monitor the market, local laws and practices and adjust our benefits programs as needed. We design our benefits programs to provide an element of core benefits and, to the extent possible, offer options for additional benefits, be tax-effective for employees in each country and balance costs and cost sharing between us and our employees.

        In order to encourage a long-term perspective and to encourage key employees to remain with us, our stock options typically have annual vesting over a four-year period and a term of ten years. Generally, vesting and exercise rights cease three months after termination of services. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

  Timing of Equity Awards

        Only the Compensation Committee may approve stock option grants to our executive officers. Stock options are generally granted at predetermined meetings of the Compensation Committee. On limited occasions, a grant may be made pursuant to a unanimous written consent of the Compensation Committee, which occurs primarily for the purpose of approving a compensation package for a newly hired or promoted executive. The exercise price of a newly granted option is the closing price of our common stock on the date of grant.

  Executive Equity Ownership

        We encourage our executives to hold a significant equity interest in our company. However, we do not have specific share retention and ownership guidelines for our executives.

  Performance-Based Compensation and Financial Restatement

        We have not considered or implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executives and other employees where such payments were predicated upon the achievement of certain financial results that were subsequently the subject of a financial restatement.

  Severance and Change in Control Arrangements

        Several of our executives have employment and other agreements which provide for severance payment arrangements and/or acceleration of stock option vesting that would be triggered by an acquisition or other change in control of our company. See "Employment, Severance, Separation and Change in Control Agreements—Chief Executive Officer Compensation for Fiscal Year 2015—Schuh Employment Agreement", "Employment, Severance, Separation and Change in Control Agreements—Employment Agreements with Other Executive Officers" and "—Potential Payments Upon Termination or Change in Control" below for a description of the severance and change in control arrangements for our named executive officers.

  Effect of Accounting and Tax Treatment on Compensation Decisions

        In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives.

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes a limit on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and each of our next three most highly compensated executive officers, excluding the chief financial officer, unless certain specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Code, is fully deductible if the programs are approved by stockholders and meet other requirements. In general, we have determined that we will not seek to limit executive compensation so that it is deductible under Section 162(m) of the Code. However, from time to time, we monitor whether it might be in our interests to structure our compensation programs to satisfy the requirements of Section 162(m) of the Code. We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and, therefore, our Compensation Committee has not adopted a policy requiring that any or all compensation to be deductible. Our

Compensation Committee will continue to assess the impact of Section 162(m) of the Code on our compensation practices and determine what further action, if any, is appropriate.

  Role of Executives in Executive Compensation Decisions

        The Board and our Compensation Committee generally seek input from our Chief Executive Officer when discussing the performance of, and compensation levels for, executives other than himself. The Compensation Committee also works with our CEO and our Chief Financial Officer to evaluate the financial, accounting, tax and retention implications of our various compensation programs. Neither our CEO nor any of our other executives participates in deliberations relating to his compensation.

Compensation Risk Management

        We have considered the risk associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on us for the following reasons:

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  We structure our compensation to consist of base pay, variable pay, equity-based pay and benefits. The base portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business measures. Our variable pay and equity-based pay programs are designed to reward both short- and long-term corporate performance. For short-term performance, our variable pay programs are designed to motivate employees to achieve overall goals. For long-term performance, our stock option awards generally vest over four years and are only valuable if our stock price increases over time. We believe that these variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

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  Our bonus program has been structured around attainment of overall corporate goals for the past several years and we have seen no evidence that it encourages unnecessary or excessive risk taking.

 SUMMARY COMPENSATION TABLE

        The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Principal Executive Officer, our Principal Financial Officer and the two other highest paid executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the "named executive officers") for fiscal year 2015.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Option Awards ($)(2)	Total ($)
Dr. Antonius Schuh, Former CEO(3)	2015	470,000	211,500	—	681,500
	2014	385,000	154,000	399,999	938,999
	2013	323,125	210,000	1,212,964	1,746,089
Stephen Zaniboni, Former CFO(4)	2015	317,708	146,250	—	463,958
	2014	242,000	96,800	263,400	602,200
	2013	201,750	132,000	492,727	826,477
Dr. Mark Erlander, CSO(5)	2015	372,246	162,000	—	534,246
	2014	298,769	131,200	921,400	1,351,369
	2013	169,692	100,000	1,366,187	1,635,879
Matthew Posard, CCO(6)	2015	256,250	116,199	1,818,826	2,191,275

(1)
The amounts in this column relate to amounts earned by the Named Executive Officers in 2015, 2014 and 2013, as applicable, pursuant to our variable pay program described above under "Elements of our Compensation Program—Variable Pay".

(2)
Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts represent the aggregate grant date fair value of stock option awards determined in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. The valuation assumptions used in determining 2015, 2014 and 2013 amounts are described in Note 5 to our financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2015, 2014 and 2013. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options on the date the options are exercised.

(3)
Dr. Schuh was terminated as CEO for cause on March 28, 2016.

(4)
Mr. Zaniboni was terminated as CFO for cause on March 28, 2016.

(5)
Dr. Erlander was appointed CSO on March 4, 2013.

(6)
Mr. Posard agreed to an offer letter with the Company on February 9, 2015.

 GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2015

        The following table shows for fiscal year 2015, certain information regarding grants of plan-based awards to one of our Named Executive Officers:

Grants of Plan-Based Awards in 2015

Named Executive Officer(1)	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise Price Per Share ($/Sh)	Grant Date Fair Value of Option Awards ($)(2)
Matthew Posard	2/17/2015	500,000	(3)	$5.39	$1,818,826

(1)
During 2015, no grants of plan-based awards were made to any of our named executive officers other than Mr. Posard.

(2)
Amount shown in this column does not reflect dollar amounts actually received by our named executive officer. Instead, this amount represents the aggregate grant date fair value of the stock option awards determined in accordance with FASB ASC Topic 718. The valuation assumptions used in determining the amount is described in Note 5 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Our named executive officer will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options on the date the options are exercised.

(3)
125,000 of the shares of common stock subject to the option vested or will vest on each of March 16, 2016, March 16, 2017, March 16, 2018 and March 16, 2019.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the exercise prices and expiration dates thereof, as of December 31, 2015. Except for the options set forth in the table below, no other equity awards were held by any our named executive officers as of December 31, 2015.

Outstanding Equity Awards at December 31, 2015
	Option Awards(1)
Name	Option Award Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Dr. Antonius Schuh	10/4/2011	633,333	—	$3.00	10/4/2021
	6/24/2013	100,000	100,000	$6.00	6/24/2023
	12/11/2013	25,000	25,000	$5.53	12/11/2023
	12/11/2014	43,750	131,250	$4.39	12/11/2024
Stephen Zaniboni	2/1/2012	125,001	41,666	$3.60	2/1/2022
	6/24/2013	30,000	30,000	$6.00	6/24/2023
	12/11/2013	25,000	25,000	$5.53	12/11/2023
	12/11/2014	15,000	45,000	$4.39	12/11/2024
Dr. Mark Erlander	9/13/2012	5,000	—	$2.84	9/13/2022
	12/10/2012	10,000	—	$4.87	12/10/2022
	1/28/2013	100,000	100,000	$7.04	1/28/2023
	12/11/2013	50,000	50,000	$5.53	12/11/2023
	7/16/2014	50,000	150,000	$3.29	7/16/2024
	12/11/2014	15,000	45,000	$4.39	12/11/2024
Matthew Posard	2/17/2015	—	500,000	$5.39	2/17/2025

(1)
For each named executive officer, the shares listed in this table are subject to a single stock option award carrying the varying exercise prices as set forth herein. For unvested stock options, the shares subject to each stock option vest over a four-year period, with 25% of the shares subject to the option vesting on each anniversary of the grant date, with partial or full vesting under certain circumstances upon a change in control of Trovagene or various events specified in the named executive officer's employment agreement, if applicable. The option awards remain exercisable until they expire ten years from the date of grant, subject to earlier expiration following termination of employment.

OPTION EXERCISES AND STOCK VESTED

        During fiscal 2015, none of our named executive officers exercised any options and no stock awards vested.

PENSION BENEFITS-NONQUALIFIED DEFINED CONTRIBUTION AND
OTHER NONQUALIFIED DEFERRED COMPENSATION

        No pension benefits were paid to any of our named executive officers during fiscal 2015. We do not currently sponsor any non-qualified defined contribution plans or non-qualified deferred compensation plans.

Employment, Severance, Separation and Change in Control Agreements

Chief Executive Officer Compensation for Fiscal Year 2015

Prior Executive Agreement

        In 2011, we entered into an executive agreement with Antonius Schuh, Ph.D. in which he agreed to serve as our Chief Executive Officer (the "Schuh Executive Agreement"). Under the Schuh Executive Agreement, Dr. Schuh's 2015 base salary was $470,000 per year and he was eligible to receive a cash bonus of up to 50% of his base salary per year based on meeting certain performance objectives and bonus criteria. The Schuh Executive Agreement also provided that Dr. Schuh was eligible to receive a realization bonus upon the occurrence of certain events.

Schuh Employment Agreement

        On January 1, 2016, we entered into an employment agreement with Dr. Schuh (the "Schuh Employment Agreement"), which replaced the Schuh Executive Agreement. The term of the Schuh Employment Agreement commenced on January 1, 2016 and will continue until January 1, 2020, following which time the Schuh Employment Agreement will be automatically renewed for successive one year periods at the end of each term, unless either party delivers written notice to the other party of their intent to not renew the agreement. Pursuant to the Schuh Employment Agreement, Dr. Schuh's current base compensation is $488,000 per year. Dr. Schuh is eligible to receive a cash bonus of up to 50% of his base salary per year based on meeting certain performance objectives and bonus criteria. Upon entering into the Schuh Employment Agreement, Dr. Schuh was granted 800,000 stock options, which have an exercise price of $5.18 per share. 350,000 of the options were vested upon grant and were granted in consideration for Dr. Schuh agreeing to eliminate the realization bonus provisions included in the Schuh Executive Agreement. 450,000 of the options vest on a monthly basis over 48 months from date of grant.

        If Dr. Schuh's employment is terminated by us for cause or as a result of Dr. Schuh's death or permanent disability, or if Dr. Schuh terminates his employment agreement voluntarily, Dr. Schuh will be entitled to receive a lump sum equal to (i) any portion of unpaid base compensation then due for periods prior to termination, (ii) any bonus earned but not yet paid or any options earned but not yet granted through the date of his termination, and (iii) all business expenses reasonably and necessarily incurred by Dr. Schuh prior to the date of termination. If Dr. Schuh's employment is terminated by us without cause or by Dr. Schuh for good reason, Dr. Schuh will be entitled to receive the amounts due upon termination of his employment by us for cause or as a result of his death or permanent disability, or upon termination by Dr. Schuh of his employment voluntarily, in addition to (provided that Dr. Schuh executes a written release with respect to certain matters) a severance payment equal to his base compensation for 24 months from the date of termination and the bonus and any benefits that Dr. Schuh would be eligible for during such 24-month period. In addition, if Dr. Schuh's employment is terminated: (a) by us without cause within 12 months prior to a change of control (as defined in the Schuh Employment Agreement) that was pending during such 12 month period, (b) by Dr. Schuh for good reason within 12 months after a change of control, or (c) by us without cause at any time upon or within 12 months after a change of control, Dr. Schuh would be entitled to receive the amounts due upon termination of his employment by us for cause or as a result of his death or permanent disability, or upon termination by Dr. Schuh of his employment voluntarily, in addition to the severance payments due if Dr. Schuh's employment is terminated by us without cause or by Dr. Schuh for good reason, and all of Dr. Schuh's unvested stock options and other equity awards would immediately vest and become fully exercisable (x) in the event a change of control transaction is pending, for a period of six months following the date of termination, and (y) in the event a change of control transaction is not then pending, for the period of time set forth in the applicable agreement evidencing the award.

        Dr. Schuh's employment agreement with the Company was terminated for cause on March 28, 2016.

Employment Agreements with Other Executive Officers

Agreements with Mr. Zaniboni

Prior Executive Agreement with Mr. Zaniboni

        In 2012, we entered into an executive agreement with Steve Zaniboni in which he agreed to serve as our Chief Financial Officer (the "Zaniboni Executive Agreement"). Under the Zaniboni Executive Agreement, Mr. Zaniboni's 2015 base salary was $325,000 per year and he was eligible to receive a cash bonus of up to 50% of his base salary per year based on meeting certain performance objectives and bonus criteria.

Employment Agreement with Mr. Zaniboni

        On January 1, 2016, we entered into an employment agreement with Mr. Zaniboni (the "Zaniboni Employment Agreement"), which replaced the Zaniboni Executive Agreement. The term of the Zaniboni Employment Agreement commenced on January 1, 2016 and will continue until January 1, 2020, following which time the Zaniboni Employment Agreement will be automatically renewed for successive one year periods at the end of each term, unless either party delivers written notice to the other party of their intent to not renew the agreement. Pursuant to the Zaniboni Employment Agreement, Mr. Zaniboni's current base compensation is $357,500 per year. Mr. Zaniboni is eligible to receive a cash bonus of up to 50% of his base salary per year based on meeting certain performance objectives and bonus criteria. Upon entering into the Zaniboni Employment Agreement, Mr. Zaniboni was granted 150,000 stock options, which have an exercise price of $5.18 per share and vest on a monthly basis over 48 months from date of grant.

        If Mr. Zaniboni's employment is terminated by us for cause or as a result of Mr. Zaniboni's death or permanent disability, or if Mr. Zaniboni terminates his employment agreement voluntarily, Mr. Zaniboni will be entitled to receive a lump sum equal to (i) any portion of unpaid base compensation then due for periods prior to termination, (ii) any bonus earned but not yet paid through the date of his termination, and (iii) all business expenses reasonably and necessarily incurred by Mr. Zaniboni prior to the date of termination. If Mr. Zaniboni's employment is terminated by us without cause or by Mr. Zaniboni for good reason, Mr. Zaniboni will be entitled to receive the amounts due upon termination of his employment by us for cause or as a result of his death or permanent disability, or upon termination by Mr. Zaniboni of his employment voluntarily, in addition to (provided that Mr. Zaniboni executes a written release with respect to certain matters) a severance payment equal to his base compensation for 12 months from the date of termination and the bonus and any benefits that Mr. Zaniboni would be eligible for during such 12-month period. In addition, if Mr. Zaniboni's employment is terminated: (a) by us without cause within 12 months prior to a change of control (as defined in the Zaniboni Employment Agreement) that was pending during such 12 month period, (b) by Mr. Zaniboni for good reason within 12 months after a change of control, or (c) by us without cause at any time upon or within 12 months after a change of control, Mr. Zaniboni will be entitled to receive the amounts due upon termination of his employment by us for cause or as a result of his death or permanent disability, or upon termination by Mr. Zaniboni of his employment voluntarily, in addition to the severance payments due if Mr. Zaniboni's employment is terminated by us without cause or by Mr. Zaniboni for good reason, and all of Mr. Zaniboni's unvested stock options and other equity awards would immediately vest and become fully exercisable (x) in the event a change of control transaction is pending, for a period of six months following the date of termination, and (y) in the event a change of control transaction is not then pending, for the period of time set forth in the applicable agreement evidencing the award.

        Mr. Zaniboni's employment agreement with the Company was terminated for cause on March 28, 2016.

Offer Letter with Dr. Erlander

        In January 2013, we entered into an offer letter with Mark Erlander, Ph.D., in which he agreed to serve as Chief Scientific Officer. Dr. Erlander's initial salary was $200,000 per year and was most recently increased to $374,400 per year in December 2015. Dr. Erlander is eligible to receive a cash bonus of up to 50% of his base salary per year at the discretion of the Compensation Committee based on goals mutually agreed upon by Dr. Erlander, the CEO and the Board. In connection with the commencement of his employment, on January 28, 2013, Dr. Erlander was granted a stock option to purchase 200,000 shares of common stock at an exercise price of $7.04. On December 11, 2013, we granted Dr. Erlander an additional stock option to purchase 100,000 shares of common stock at an exercise price of $5.53. We granted Dr. Erlander an additional stock option to purchase 200,000 shares of common stock at an exercise price of $3.29 on July 16, 2014. On December 11, 2014, we granted Dr. Erlander an additional stock option to purchase 60,000 shares of common stock at an exercise price of $4.39 per share. Each of the foregoing options vests annually over a four year period commencing on the grant date. If we terminate Dr. Erlander's employment without cause, he is entitled to severance benefits equal to six months of his base salary; provided that Dr. Erlander executes a written release.

Offer Letter with Mr. Posard

        In February 2015, we entered into an offer letter with Matthew Posard, in which he agreed to serve as Chief Commercial Officer commencing in March 2015. Mr. Posard's initial salary was $325,000 per year and was most recently increased to $338,000 per year in December 2015. Mr. Posard is eligible to receive a cash bonus of up to 50% of his base salary per year at the discretion of the Compensation Committee based on goals mutually agreed upon by Mr. Posard, the CEO and the Board. In connection with the commencement of his employment, on February 17, 2015, Mr. Posard was granted a stock option to purchase 500,000 shares of common stock at an exercise price of $5.39. The option vests in annually over a four year period commencing March 16, 2016. If we terminate Mr. Posard without cause, he will be entitled to severance pay for a severance period of up to 12 months or 50% of the time he was employed by us, whatever period is less. Mr. Posard will only be eligible to receive severance payments for such period of time as he remains unemployed following his termination without cause.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        Other than the provisions of the executive severance benefits to which our Named Executive Officers would be entitled to at December 31, 2015 as set forth above, we have no liabilities under termination or change in control conditions. We do not have a formal policy to determine executive severance benefits. Each executive severance arrangement is negotiated on an individual basis.

        The tables below estimate the current value of amounts payable to our named executive officers in the event that a termination of employment occurred on December 31, 2015. The closing price of our common stock, as reported on the NASDAQ Capital Market, was $5.40 on December 31, 2015. The following tables exclude certain benefits, such as accrued vacation, that are available to all employees generally. The actual amount of payments and benefits that would be provided can only be determined at the time of a change in control and/or the named executive officer's qualifying separation from Trovagene.

Antonius Schuh, Ph.D.(1)

	Termination
	By Trovagene Without Cause Outside a Change In Control	By Trovagene Without Cause or by Dr. Schuh for Good Reason in Connection with a Change In Control(2)
Value of Option Shares Accelerated	$—	$420,883	(3)
Cash Payments	$235,000	$470,000

Total Cash Benefits and Payments	$235,000	$890,883

(1)
Dr. Schuh was terminated by the Company for cause on March 28, 2016.

(2)
Relates to the termination of the Schuh Executive Agreement: (a) by us without cause within 6 months prior to a change of control that was pending during such 6 month period, (b) by Dr. Schuh for good reason within 12 months after a change of control, or (c) by us without cause at any time upon or within 12 months after a change of control. Effective as of January 1, 2016, the Schuh Executive Agreement was replaced by the Schuh Employment Agreement, which provides for certain severance benefits to Dr. Schuh as described in "—Employment, Severance, Separation and Change in Control Agreements—Chief Executive Officer Compensation for Fiscal Year 2015—Schuh Employment Agreement".

(3)
Relates to 131,250 unvested options that would be subject to accelerated vesting. Excludes the value of 125,000 unvested out-of-the-money stock options as of December 31, 2015 that would be subject to accelerated vesting.

Stephen Zaniboni(1)

	Termination By Trovagene Without Cause or by Mr. Zaniboni for Good Reason
	By Trovagene Without Cause Outside a Change In Control	By Trovagene Without Cause or by Mr. Zaniboni for Good Reason in Connection with a Change In Control(2)
Value of Option Shares Accelerated	$—	$244,869	(3)
Cash Payments	$162,500	$325,000

Total Cash Benefits and Payments	$162,500	$569,869

(1)
Mr. Zaniboni was terminated by the Company for cause on March 28, 2016.

(2)
Relates to the termination of the Zaniboni Executive Agreement: (a) by us without cause within 6 months prior to a change of control that was pending during such 6 month period, (b) by Mr. Zaniboni for good reason within 12 months after a change of control, or (c) by us without cause at any time upon or within 12 months after a change of control. Effective as of January 1, 2016, the Zaniboni Executive Agreement was replaced by the Zaniboni Employment Agreement, which provides for certain severance benefits to Mr. Zaniboni as described in "—Employment, Severance, Separation and Change in Control Agreements—Employment Agreements with Other Executive Officers—Agreements with Mr. Zaniboni—Employment Agreement with Mr. Zaniboni".

(3)
Relates to 86,666 unvested options that would be subject to accelerated vesting. Excludes the value of 55,000 unvested out-of-the-money stock options as of December 31, 2015 that would be subject to accelerated vesting.

Mark Erlander, Ph.D.

Termination By Trovagene Without Cause
Cash Payments	$180,000

Total Cash Benefits and Payments	$180,000

Matthew Posard

	Termination By Trovagene Without Cause
Cash Payments	$128,646	(1)

Total Cash Benefits and Payments	$128,646

(1)
Assumes that Mr. Posard does not commence employment with another employer during the period from January 1, 2016 through May 25, 2016.

DIRECTOR COMPENSATION

        Under our non-employee director compensation policy, a new non-employee director receives an initial grant of options to purchase 24,000 shares of our common stock (subject to adjustment for recapitalizations, stock split, stock dividends and the like). In addition, each non-employee director receives the following annual compensation for his or her service: (i) an annual retainer fee of $36,000, payable quarterly, and an equity grant of options to purchase 16,000 shares of our common stock (subject to adjustment for recapitalizations, stock split, stock dividends and the like), all of which vest on the one year anniversary of the date of grant, (ii) an additional annual retainer fee of $30,000, payable quarterly, if such non-employee director serves as the Chairman of the Board of Directors, (iii) an additional annual retainer fee of $16,000, $10,000 and $8,000 payable quarterly, if such non-employee director serves as the chair of the Audit Committee, Compensation Committee or Nominating/Corporate Governance Committee, respectively, and (iv) an additional annual retainer fee of $8,000, $6,000 and $4,000 to such non-employee director if he or she serves as a non-chair member of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee, respectively, per committee. We also reimburse all of our directors for out-of-pocket expenses incurred in connection with the rendering of services as a director.

        The following table sets forth summary information concerning the total compensation paid to our non-employee directors in 2015 for services to our company.

Director Compensation for 2015
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Thomas H. Adams(2)	73,000	73,548	114,000	(3)	260,548
John P. Brancaccio(4)	64,000	73,548			137,548
Gary S. Jacob(5)	50,000	73,548			123,548
Stanley Tennant(6)	62,000	73,548			135,548
Paul Billings(7)	54,000	73,548			127,548
Rodney Markin(8)	58,000	73,548			131,548
Carl Feldbaum(9)	44,256	—			44,256

(1)
Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts represent the aggregate grant date fair value of stock option awards determined in accordance with FASB ASC Topic 718. The valuation assumptions used in determining 2015 amounts are described in Note 5 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Our non-employee directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options on the date the options are exercised.

(2)
As of December 31, 2015, 358,849 stock options were outstanding, of which 332,086 were exercisable.

(3)
Represents fees earned by Dr. Adams for consulting services provided to the Company.

(4)
As of December 31, 2015, 137,701 stock options were outstanding, of which 110,938 were exercisable.

(5)
As of December 31, 2015, 131,339 stock options were outstanding, of which 104,576 were exercisable.

(6)
As of December 31, 2015, 77,158 stock options were outstanding, of which 50,395 were exercisable.

(7)
As of December 31, 2015, 67,230 stock options were outstanding, of which 35,077 were exercisable.

(8)
As of December 31, 2015, 52,230 stock options were outstanding, of which 12,077 were exercisable.

(9)
Mr. Feldbaum resigned from the Board on November 13, 2015. He did not hold any stock options as of December 31, 2015.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following is a description of transactions or series of transactions since January 1, 2015, or any currently proposed transaction, to which we were or are to be a participant and in which the amount involved in the transaction or series of transactions exceeds $120,000, and in which any of our directors, executive officers or persons who we know hold more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements with our directors and executive officers.

        We have entered into indemnification agreements with our directors and executive officers under which we agreed to indemnify those individuals under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines, settlements and any other amounts they may be required to pay in actions, suits or proceedings which they are or may be made a party or threatened to be made a party by reason of their position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our By-Laws. We also have an insurance policy covering our directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or otherwise.

        Our board has adopted a written related party transaction policy to set forth the policies and procedures for the review, approval and ratification of related party transactions. This policy covers any financial transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which we are or are to be a participant, the amount involved will or may be expected to exceed $50,000 since the beginning of our last completed fiscal year, and a related party has or will have a direct or indirect material interest. A related party is any individual who is, or who has been since the beginning of our last fiscal year, an executive officer, director or nominee for election as a director, or any person known to be the record or beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons or any entity which is owned or controlled by any of the foregoing persons, or any entity in which one of the foregoing persons has a substantial ownership interest in or control over such entity. Transactions involving the employment or compensation of our executive officers or compensation to our directors, transactions with another company at which a related party's only relationship is as a director and/or beneficial owner of less than 10% of such company's equity interests, transactions in which all of our stockholders receive proportional benefits, certain regulated transactions and certain banking-related services are not considered related-person transactions under this policy. Under our Audit Committee Charter and our related party transaction policy, our Audit Committee is responsible for reviewing and approving in advance any related party transaction. In connection with its review of a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the related party transaction.

 OTHER MATTERS

        Trovagene has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

        If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, Trovagene will cancel your previously submitted proxy.

 ADDITIONAL INFORMATION

Householding

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker or call our Secretary at (858) 952-7570, or submit a request in writing to our Secretary, c/o Trovagene, Inc., 11055 Flintkote Avenue, Suite B, San Diego, California 92121. Stockholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Annual Reports and Form 10-K

        Additional copies of Trovagene's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 may be obtained without charge by writing to the Secretary, Trovagene, Inc., 11055 Flintkote Avenue, Suite B, San Diego, California 92121.

By Order of the Board of Directors
/s/ THOMAS H. ADAMS Thomas H. Adams, Ph.D. Chief Executive Officer and Chairman of the Board of Directors
March 30, 2016

Directions to the Annual Meeting of Stockholders of Trovagene, Inc.

Trovagene, Inc.
11120 Roselle Street
San Diego, California 92121

From the North (Los Angeles/Orange County/Carlsbad)
Take 5 Fwy South. Take CARMEL MOUNTAIN ROAD exit.
Turn Left on CARMEL MOUNTAIN ROAD—go 0.3 miles
Turn Right on VISTA SORRENTO PARKWAY—go 1.4 miles
Turn Right on SORRENTO VALLEY BOULEVARD—go 0.2 miles
Turn Right on ROSELLE STREET—go 0.5 miles
Arrive at 11120 ROSELLE STREET, on the LEFT

From the South (La Jolla/San Diego International Airport Airport/Chula Vista)
Take 5 Fwy North. Take SORRENTO VALLEY ROAD exit.
Turn Left on ROSELLE STREET—go 0.6 miles
Arrive at 11120 ROSELLE STREET, on the LEFT

 Appendix A

TROVAGENE, INC.
2014 EQUITY INCENTIVE PLAN

1.     PURPOSE OF PLAN

        1.1   The purpose of this 2014 Equity Incentive Plan (this "Plan") of Trovagene, Inc., a Delaware corporation (the "Corporation"), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.     ELIGIBILITY

        2.1   The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An "Eligible Person" is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) a consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the "Securities Act"), the offering and sale of shares issuable under this Plan by the Corporation, or the Corporation's compliance with any other applicable laws. An Eligible Person who has been granted an award (a "participant") may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, "Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and "Board" means the Board of Directors of the Corporation.

3.     PLAN ADMINISTRATION

        3.1    The Administrator.    This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The "Administrator" means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157 of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate Eligible Persons who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.

        With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable stock exchange, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable stock exchange). Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Corporation and shall be administered exclusively by a committee consisting solely of independent directors.

        3.2    Powers of the Administrator.    Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

        (a)   determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive awards under this Plan;

        (b)   grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

        (c)   approve the forms of award agreements (which need not be identical either as to type of award or among participants);

        (d)   construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

        (e)   cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

        (f)    accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

        (g)   adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to compliance with applicable stock exchange requirements, Sections 4 and 8.6 and the applicable requirements of Code Section 162(m) and treasury regulations thereunder with respect to awards that are intended to satisfy the requirements for performance-based compensation under Section 162(m), and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any stock option or stock appreciation right or other award granted under this Plan, and further provided that any adjustment or change in terms made pursuant to this Section 3.2(g) shall be made in a manner that, in the good faith determination of the Administrator will not likely result in the imposition of additional taxes or interest under Section 409A of the Code;

        (h)   determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator's action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

        (i)    determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution, acceleration or succession of awards upon the occurrence of an event of the type described in Section 7;

        (j)    acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

        (k)   determine the Fair Market Value (as defined in Section 5.6) of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

        3.3    Binding Determinations.    Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board, the Administrator, nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, legal fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

        3.4    Reliance on Experts.    In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. The Administrator shall not be liable for any such action or determination taken or made or omitted in good faith based upon such advice.

        3.5    Delegation of Non-Discretionary Functions.    In addition to the ability to delegate certain grant authority to officers of the Corporation as set forth in Section 3.1, the Administrator may also delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.     SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMIT

        4.1    Shares Available.    Subject to the provisions of Section 7.1, the capital stock available for issuance under this Plan shall be shares of the Corporation's authorized but unissued Common Stock. For purposes of this Plan, "Common Stock" shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

        4.2    Share Limit.    The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan may not exceed 5,000,000 shares of Common Stock (the "Share Limit").

        The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

        4.3    Awards Settled in Cash, Reissue of Awards and Shares.    The Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4.3. Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a substantial risk of forfeiture. Accordingly, (i) to the extent that an award under the Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number of shares underlying the award, or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to the Corporation will not be deemed to have been delivered under the Plan and will be deemed to remain or to become available under this Plan; and (ii) shares that are withheld from such an award or separately surrendered by the participant in payment of the exercise price or taxes relating to such an award shall be deemed to constitute shares not delivered and will be deemed to remain or to become available under the Plan. The foregoing adjustments to the Share Limit of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

        4.4    Reservation of Shares; No Fractional Shares.    The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation's obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan.

5.     AWARDS

        5.1    Type and Form of Awards.    The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

        5.1.1    Stock Options.    A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an "ISO") or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

        5.1.2    Additional Rules Applicable to ISOs.    To the extent that the aggregate Fair Market Value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term "subsidiary" is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an "incentive stock option" as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

        5.1.3    Stock Appreciation Rights.    A stock appreciation right or "SAR" is a right to receive a payment, in cash and/or Common Stock, equal to the number of shares of Common Stock being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the Fair Market Value of a share of Common Stock on the date the SAR was granted as specified in the applicable award agreement (the "base price"). The maximum term of a SAR shall be ten (10) years.

        5.1.4    Restricted Shares.

            (a)    Restrictions.    Restricted shares are shares of Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable award agreement relating to the restricted stock, a participant granted restricted stock shall have all of the rights of a shareholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Administrator).

            (b)    Certificates for Shares.    Restricted shares granted under this Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing restricted stock are registered in the name of the participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such restricted stock, that the Corporation retain physical possession of the certificates, and that the participant deliver a stock power to the Corporation, endorsed in blank, relating to the restricted stock. The Administrator may require that restricted shares are held in escrow until all restrictions lapse

            (c)    Dividends and Splits.    As a condition to the grant of an award of restricted stock, subject to applicable law, the Administrator may require or permit a participant to elect that any cash dividends paid on a share of restricted stock be automatically reinvested in additional shares of restricted stock or applied to the purchase of additional awards under this Plan. Unless otherwise determined by the Administrator, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which such stock or other property has been distributed.

        5.1.5    Restricted Share Units.

            (a)    Grant of Restricted Share Units.    A restricted share unit, or "RSU", represents the right to receive from the Corporation on the respective scheduled vesting or payment date for such RSU, one Common Share. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan. At the time an award of RSUs is made, the Administrator shall establish a period of time during which the restricted share units shall vest and the timing for settlement of the RSU.

            (b)    Dividend Equivalent Accounts.    Subject to the terms and conditions of the Plan and the applicable award agreement, as well as any procedures established by the Administrator, prior to the expiration of the applicable vesting period of an RSU, the Administrator may determine to pay dividend equivalent rights with respect to RSUs, in which case, the Corporation shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. The participant shall have the right to be paid the amounts or other property credited to such account upon vesting of the subject RSU.

            (c)    Rights as a Shareholder.    Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable award agreement, each participant receiving RSUs shall have no rights as a shareholder with respect to such RSUs until such time as shares of Common Stock are issued to the participant. No shares of Common Stock shall be issued at the time a RSU is granted, and the Company will not be required to set aside a fund for the payment of any such award. Except as otherwise provided in the applicable award agreement, shares of Common Stock issuable under an RSU shall be treated as issued on the first date that the holder of the RSU is no longer subject to a substantial risk of forfeiture as determined for purposes of Section 409A of the Code, and the holder shall be the owner of such shares of Common Stock on such date. An award agreement may provide that issuance of shares of Common Stock under an RSU may be deferred beyond the first date that the RSU is no longer subject to a substantial risk of forfeiture, provided that such deferral is structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

        5.1.6    Cash Awards.    The Administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses (including without limitation, discretionary awards, awards based on objective or subjective performance criteria, awards subject to other vesting criteria or awards granted consistent with Section 5.2 below). Cash awards shall be awarded in such amount and at such times during the term of the Plan as the Administrator shall determine.

        5.1.7    Other Awards.    The other types of awards that may be granted under this Plan include: (a) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to the requirements of Section 5.1.1 and in compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon.

        5.2    Section 162(m) Performance-Based Awards.    Without limiting the generality of the foregoing, any of the types of awards listed in Sections 5.1.4 through 5.1.7 above may be, and options and SARs granted with an exercise or base price not less than the Fair Market Value of a share of Common

Stock at the date of grant ("Qualifying Options" and "Qualifying SARs," respectively) typically will be, granted as awards intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code ("Performance-Based Awards"). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using the Business Criteria provided for below for the Corporation on a consolidated basis or for one or more of the Corporation's subsidiaries, segments, divisions or business units, or any combination of the foregoing. Such criteria may be evaluated on an absolute basis or relative to prior periods, industry peers, or stock market indices. Any Qualifying Option or Qualifying SAR shall be subject to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

        5.2.1    Class; Administrator.    The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

        5.2.2    Performance Goals.    The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on such business criteria as selected by the Administrator in its sole discretion ("Business Criteria"), including the following: (1) earnings per share, (2) cash flow (which means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financing and investing activities), (3) total stockholder return, (4) price per share of Common Stock, (5) gross revenue, (6) revenue growth, (7) operating income (before or after taxes), (8) net earnings (before or after interest, taxes, depreciation and/or amortization), (9) return on equity, (10) capital employed, or on assets or on net investment, (11) cost containment or reduction, (12) cash cost per ounce of production, (13) operating margin, (14) debt reduction, (15) resource amounts, (16) production or production growth, (17) resource replacement or resource growth, (18) successful completion of financings, or (19) any combination of the foregoing. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals ("targets") must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets; provided that the Administrator may not make any adjustment to the extent it would adversely affect the qualification of any compensation payable under such performance targets as "performance-based compensation" under Section 162(m) of Code. The applicable performance measurement period may not be less than 3 months nor more than 10 years.

        5.2.3    Form of Payment.    Grants or awards intended to qualify under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof.

        5.2.4    Certification of Payment.    Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

        5.2.5    Reservation of Discretion.    The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

        5.2.6    Expiration of Grant Authority.    As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator's authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation's stockholders that occurs in the fifth year following the year in which the Corporation's stockholders first approve this Plan (the "162(m) Term").

        5.2.7    Compensation Limitations.    The maximum aggregate number of shares of Common Stock that may be issued to any Eligible Person during the term of this Plan pursuant to Qualifying Options and Qualifying SARs may not exceed the Share Limit. The maximum aggregate number of shares of Common Stock that may be issued to any Eligible Person pursuant to Performance-Based Awards granted during the 162(m) Term (other than cash awards granted pursuant to Section 5.1.6 and Qualifying Options or Qualifying SARs) may not exceed the Share Limit. The maximum amount that may be paid to any Eligible Person pursuant to Performance-Based Awards granted pursuant to Sections 5.1.6 (cash awards) during the 162(m) Term may not exceed $1,000,000.

        5.3    Award Agreements.    Each award shall be evidenced by a written or electronic award agreement in the form approved by the Administrator and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation (electronically or otherwise). The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

        5.4    Deferrals and Settlements.    Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares of Common Stock or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of Common Stock or the settlement of cash awards shall be structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

        5.5    Consideration for Common Stock or Awards.    The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator and subject to compliance with applicable laws, including, without limitation, one or a combination of the following methods:

  •
  services rendered by the recipient of such award;

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  cash, check payable to the order of the Corporation, or electronic funds transfer;

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  notice and third party payment in such manner as may be authorized by the Administrator;

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  the delivery of previously owned shares of Common Stock that are fully vested and unencumbered;

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  by a reduction in the number of shares otherwise deliverable pursuant to the award; or

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  subject to such procedures as the Administrator may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

        In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery (or such other period as may be required by the Administrator in order to avoid adverse accounting treatment). Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their Fair Market Value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant's ability to pay the purchase or exercise price of any award by any method other than cash payment to the Corporation.

        5.6    Definition of Fair Market Value.    For purposes of this Plan "Fair Market Value" shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price for a share of Common Stock on the trading day immediately before the grant date, as furnished by the NASDAQ Stock Market or other principal stock exchange on which the Common Stock is then listed for the date in question, or if the Common Stock is no longer listed on a principal stock exchange, then by the Over-the-Counter Bulletin Board or OTC Markets. If the Common Stock is no longer listed on the NASDAQ Capital Market or listed on a principal stock exchange or is no longer actively traded on the Over-the-Counter Bulletin Board or OTC Markets as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances.

        5.7    Transfer Restrictions.

        5.7.1    Limitations on Exercise and Transfer.    Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

        5.7.2    Exceptions.    The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing (provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs). Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

        5.7.3    Further Exceptions to Limits on Transfer.    The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

        (a)   transfers to the Corporation,

        (b)   the designation of a beneficiary to receive benefits in the event of the participant's death or, if the participant has died, transfers to or exercise by the participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

        (c)   subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

        (d)   subject to any applicable limitations on ISOs, if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

        (e)   the authorization by the Administrator of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

        5.8    International Awards.    One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may, if deemed necessary or advisable by the Administrator, be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

        5.9    Vesting.    Subject to Section 5.1.2 hereof, awards shall vest at such time or times and subject to such terms and conditions as shall be determined by the Administrator at the time of grant; provided, however, that in the absence of any award vesting periods designated by the Administrator at the time of grant in the applicable award agreement, awards shall vest as to one-third of the total number of shares subject to the award on each of the first, second and third anniversaries of the date of grant.

6.     EFFECT OF TERMINATION OF SERVICE ON AWARDS

        6.1    Termination of Employment.

        6.1.1  The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award agreement otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

        6.1.2  For awards of stock options or SARs, unless the award agreement provides otherwise, the exercise period of such options or SARs shall expire: (1) three months after the last day that the participant is employed by or provides services to the Corporation or a Subsidiary (provided; however, that in the event of the participant's death during this period, those persons entitled to exercise the option or SAR pursuant to the laws of descent and distribution shall have one year following the date of death within which to exercise such option or SAR); (2) in the case of a participant whose termination of employment is due to death or disability (as defined in the applicable award agreement), 12 months after the last day that the participant is employed by or provides services to the Corporation or a Subsidiary; and (3) immediately upon a participant's termination for "cause". The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a termination of employment and whether a participant's termination is for "cause."

        If not defined in the applicable award agreement, "Cause" shall mean:

          (i)    conviction of a felony or a crime involving fraud or moral turpitude; or

          (ii)   theft, material act of dishonesty or fraud, intentional falsification of any employment or Company records, or commission of any criminal act which impairs participant's ability to perform appropriate employment duties for the Corporation; or

          (iii)  intentional or reckless conduct or gross negligence materially harmful to the Company or the successor to the Corporation after a Change in Control , including violation of a non-competition or confidentiality agreement; or

          (iv)  willful failure to follow lawful instructions of the person or body to which participant reports; or

          (v)   gross negligence or willful misconduct in the performance of participant's assigned duties. Cause shall not include mere unsatisfactory performance in the achievement of participant's job objectives.

        6.1.3  For awards of restricted shares, unless the award agreement provides otherwise, restricted shares that are subject to restrictions at the time that a participant whose employment or service is terminated shall be forfeited and reacquired by the Corporation; provided that, the Administrator may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to restricted shares shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of restricted shares. Similar rules shall apply in respect of RSUs.

        6.2    Events Not Deemed Terminations of Service.    Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 3 months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

        6.3    Effect of Change of Subsidiary Status.    For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.     ADJUSTMENTS; ACCELERATION

        7.1    Adjustments.    Upon or in contemplation of any of the following events described in this Section 7.1,: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split ("stock split"); any merger, arrangement, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall in such manner, to such extent and at such time as it deems appropriate and equitable in the circumstances (but subject to compliance with applicable laws and stock exchange requirements) proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the number of shares provided for in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, and (5) the 162(m) compensation limitations set forth in Section 5.2.7 and (subject to Section 8.8.3(a)) the performance standards applicable to any outstanding awards (provided that no adjustment shall be allowed to the extent inconsistent with the requirements of Code section 162(m)). Any adjustment made pursuant to this Section 7.1 shall be made in a manner that, in the good faith determination of the Administrator, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

        7.2    Change in Control.    Upon a Change in Control, each then-outstanding option and SAR shall automatically become fully vested, all restricted shares then outstanding shall automatically fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall automatically become vested and payable to the holder of such award unless the Administrator has made appropriate provision for the substitution, assumption, exchange or other continuation of the award pursuant to the Change in Control. Notwithstanding the foregoing, the Administrator, in its sole and absolute discretion, may choose (in an award agreement or otherwise) to provide for full or partial accelerated vesting of any award upon a Change In Control (or upon any other event or other circumstance related to the Change in Control, such as an involuntary termination of employment occurring after such Change in Control, as the Administrator may determine), irrespective of whether such any such award has been substituted, assumed, exchanged or otherwise continued pursuant to the Change in Control.

        For purposes of this Plan, "Change in Control" shall be deemed to have occurred if:

        (i)    a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Corporation, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Corporation or its Subsidiaries, and their affiliates;

        (ii)   the Corporation shall be merged or consolidated with another entity, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to such transaction), any employee benefit plan of the Corporation or its Subsidiaries, and their affiliates;

        (iii)  the Corporation shall sell substantially all of its assets to another entity that is not wholly owned by the Corporation, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to such transaction), any employee benefit plan of the Corporation or its Subsidiaries and their affiliates; or

        (iv)  a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Corporation (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Corporation or its Subsidiaries, and their affiliates.

        For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for such purposes, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

        Notwithstanding the foregoing, (1) the Administrator may waive the requirement described in paragraph (iv) above that a Person must acquire more than 50% of the outstanding voting securities of the Corporation for a Change in Control to have occurred if the Administrator determines that the percentage acquired by a person is significant (as determined by the Administrator in its discretion) and that waiving such condition is appropriate in light of all facts and circumstances, and (2) no compensation that has been deferred for purposes of Section 409A of the Code shall be payable as a result of a Change in Control unless the Change in Control qualifies as a change in ownership or effective control of the Corporation within the meaning of Section 409A of the Code.

        7.3    Early Termination of Awards.    Any award that has been accelerated as required or permitted by Section 7.2 upon a Change in Control (or would have been so accelerated but for Section 7.4 or 7.5) shall terminate upon such event, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days' notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

        The Administrator may make provision for payment in cash or property (or both) in respect of awards terminated pursuant to this section as a result of the Change in Control and may adopt such valuation methodologies for outstanding awards as it deems reasonable and, in the case of options, SARs or similar rights, and without limiting other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

        7.4    Other Acceleration Rules.    Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal and stock exchange requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to the acceleration does not occur. Notwithstanding any other provision of the Plan to the contrary, the Administrator may override the provisions of Section 7.2, 7.3, and/or 7.5 by express provision in the award agreement or otherwise. The portion of any ISO accelerated pursuant to Section 7.2 or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

        7.5    Possible Rescission of Acceleration.    If the vesting of an award has been accelerated expressly in anticipation of an event and the Administrator later determines that the event will not occur, the

Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards; provided, that, in the case of any compensation that has been deferred for purposes of Section 409A of the Code, the Administrator determines that such rescission will not likely result in the imposition of additional tax or interest under Code Section 409A.

8.     OTHER PROVISIONS

        8.1    Compliance with Laws.    This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

        8.2    Future Awards/Other Rights.    No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

        8.3    No Employment/Service Contract.    Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

        8.4    Plan Not Funded.    Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

        8.5    Tax Withholding.    Upon any exercise, vesting, or payment of any award, the Corporation or one of its Subsidiaries shall have the right at its option to:

        (a)   require the participant (or the participant's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the

Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

        (b)   deduct from any amount otherwise payable in cash to the participant (or the participant's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

        In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

        8.6    Effective Date, Termination and Suspension, Amendments.

        8.6.1    Effective Date and Termination.    This Plan was approved by the Board and became effective on June 11, 2014. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on June 11, 2024. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

        8.6.2    Board Authorization.    The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

        8.6.3    Stockholder Approval.    To the extent then required by applicable law or any applicable stock exchange or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, this Plan and any amendment to this Plan shall be subject to stockholder approval.

        8.6.4    Amendments to Awards.    Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

        8.6.5    Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

        8.7    Privileges of Stock Ownership.    Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

        8.8    Governing Law; Construction; Severability.

        8.8.1    Choice of Law.    This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

        8.8.2    Severability.    If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

        8.8.3    Plan Construction.

        (a)    Rule 16b-3.    It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

        (b)    Section 162(m).    Awards under Sections 5.1.4 through 5.1.7 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

        (c)    Code Section 409A Compliance.    The Board intends that, except as may be otherwise determined by the Administrator, any awards under the Plan are either exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements ("Section 409A") to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an award, award agreement, acceleration, adjustment to the terms of an award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a participant's award to become subject to Section 409A, unless the Administrator expressly determines otherwise, such award, award agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or award agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the content or notice to the participant. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any participant under Section 409A and neither the Company nor the Administrator will have any liability to any participant for such tax or penalty.

        (d)    No Guarantee of Favorable Tax Treatment.    Although the Company intends that awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any participant for any tax, interest or penalties the participant might owe as a result of the grant, holding, vesting, exercise or payment of any award under the Plan

        8.9    Captions.    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

        8.10    Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.    Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, arrangement, business combination, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan, except as may otherwise be provided by the Administrator at the time of such assumption or substitution or as may be required to comply with the requirements of any applicable stock exchange.

        8.11    Non-Exclusivity of Plan.    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

        8.12    No Corporate Action Restriction.    The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

        8.13    Other Corporation Benefit and Compensation Programs.    Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

        8.14    Prohibition on Repricing.    Subject to Section 4, the Administrator shall not, without the approval of the stockholders of the Corporation (i) reduce the exercise price, or cancel and reissue options so as to in effect reduce the exercise price or (ii) change the manner of determining the exercise price so that the exercise price is less than the fair market value per share of Common Stock.

        As adopted by the Board of Directors of Trovagene, Inc. on June 11, 2014 and amended on March 30, 2015.

PROXY CARD

TROVAGENE, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON MAY 17, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Thomas H. Adams and Elizabeth Anderson, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of Trovagene, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on May 17, 2016 and at any adjournments or postponements thereof, subject to the directions indicated on this Proxy Card.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

This proxy is governed by the laws of the State of Delaware.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 17, 2016 at 9:00 am local time at the Company’s offices located at 11122 Roselle Street, San Diego, California 92121.  The proxy statement and 2015 annual report to stockholders on Form 10-K are available at www.pstvote.com/trovagene2016.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Trovagene, Inc. to be held at Trovagene’s offices located at 11122 Roselle Street, San Diego, California 92121, on May 17, 2016, beginning at 9:00 a.m. local time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1-4

1. Election of Directors Nominees.	FOR	WITHHOLD

01-Thomas H. Adams 02-Gary S. Jacob 03-Dr. Rodney Markin 04-John P. Brancaccio 05-Dr. Stanley Tennant 06- Dr. Paul Billings	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐

2. Proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. Proposal to approve an amendment to the Company’s 2014 Equity Incentive Plan to increase the number of shares issuable thereunder to 7,500,000 shares from 5,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Important:  Please sign exactly as name appears on this proxy.  When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated: , 2016

Signature

Name (printed)

Title

VOTING INSTRUCTIONS

You may vote your proxy in the following ways:

1.             VIA INTERNET:

Login to www.pstvote.com/trovagene2016

Enter your control number (12 digit number located below)

2.             VIA MAIL:

Philadelphia Stock Transfer, Inc.

2320 Haverford Rd., Suite 230

Ardmore, PA 19003

CONTROL NUMBER:

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m.,

prevailing time, on May 16, 2016.

QuickLinks

If You Plan to Attend
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2016
PROPOSAL 3 ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 4 APPROVAL OF AN INCREASE TO THE NUMBER OF AUTHORIZED SHARES ISSUABLE UNDER THE 2014 EQUITY INCENTIVE PLAN
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2015
Grants of Plan-Based Awards in 2015
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS-NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
ADDITIONAL INFORMATION
  Appendix A
TROVAGENE, INC. 2014 EQUITY INCENTIVE PLAN